UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

DESTINATION XL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DESTINATION XL GROUP, INC.

Notice of Annual Meeting of Stockholders

to be held on August 7, 2025

Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Destination XL Group, Inc. (the “Company”) will be held at the corporate offices of the Company, 555 Turnpike Street, Canton, Massachusetts 02021, at 11:30 A.M. local time on Thursday, August 7, 2025 for the following purposes:

1.
To elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.
2.
To approve, on an advisory basis, named executive officer compensation.
3.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026.
4.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

The Board of Directors recommends that you vote (i) “FOR” the election of all seven nominees to serve as directors of the Company, (ii) “FOR” the approval, on an advisory basis, of named executive officer compensation, and (iii) “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026.

Along with the attached Proxy Statement, we are sending you a copy of our Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

The Board of Directors has fixed the close of business on June 13, 2025 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on June 13, 2025 will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 555 Turnpike Street, Canton, Massachusetts 02021, beginning on July 23, 2025 and at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed proxy to ensure that your shares are represented at the Annual Meeting.

By order of the Board of Directors,

/s/ ROBERT S. MOLLOY

ROBERT S. MOLLOY

Secretary

Canton, Massachusetts

June 30, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 7, 2025: The Proxy Statement and 2025 Annual Report to Stockholders are available at:

https://investor.dxl.com/financial-information/annual-reports

DESTINATION XL GROUP, INC.

555 Turnpike Street

Canton, Massachusetts 02021

(781) 828-9300

Proxy Statement

Annual Meeting of Stockholders

August 7, 2025

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose and Distribution of Proxy Materials

This Proxy Statement and the enclosed form of proxy are being mailed to our stockholders on or about June 30, 2025, in connection with the solicitation by the Board of Directors (the “Board”) of Destination XL Group, Inc. (the “Company”) of proxies to be used at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s corporate headquarters located at 555 Turnpike Street, Canton, Massachusetts 02021 at 11:30 A.M. local time on Thursday, August 7, 2025 and any adjournment or postponement thereof. This Proxy Statement describes the matters to be voted on at the Annual Meeting and contains other required information.

Stockholders Entitled to Vote

Only holders of record of our common stock, par value $0.01 per share, at the close of business on June 13, 2025, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 53,815,004 shares of common stock issued and outstanding. Each share is entitled to one vote at the Annual Meeting.

How to Vote

Stockholders of record may vote by mail or in person at the meeting. If you choose to vote by mail, please complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. If your shares are held in a stock brokerage account or by a bank, you must follow the voting procedures of your broker or bank.

Voting Instructions

When a proxy is returned properly executed, the shares represented will be voted in accordance with the stockholder’s instructions.

Stockholders are encouraged to vote on the matters to be considered. If no instructions have been specified by a stockholder, however, the shares covered by an executed proxy will be voted (i) “FOR” the election of all seven nominees to serve as directors of the Company, (ii) “FOR” the approval, on an advisory basis, of named executive officer compensation, (iii) “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026 and (iv) in the discretion of the proxies named in the proxy card with respect to any other matters properly brought before the Annual Meeting. We are not aware of any other matter that may be properly presented at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank, you must follow the voting procedures of your broker or bank. If you do not give voting instructions to your broker or bank, your broker or bank does not have discretion to vote your shares on the proposals in this Proxy Statement, except for Proposal 3 to ratify the appointment of our independent registered public accounting firm, which is considered a “routine” proposal. A broker “non-vote” occurs when the broker or bank who is the record holder of the shares does not vote on a particular proposal, either because it does not have discretionary voting power to vote the shares or has not received voting instructions from the beneficial owner.

As a result, if you are not the record holder of your shares, it is critical that you provide instructions to your broker or bank if you want your vote to count.

Revoking Your Proxy or Changing Your Vote

You may revoke your proxy at any time before it has been exercised as follows:

•
by attending the Annual Meeting and voting in person; or
•
by filing with the Secretary of the Company, c/o the Company at 555 Turnpike Street, Canton, Massachusetts 02021, either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

If you are not a record holder and your shares are held by your broker or bank, you must contact your broker or bank to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Quorum Requirements

In order to carry on the business of the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares of common stock eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Abstentions and broker non-votes will be counted as present or represented at the Annual Meeting for purposes of determining the presence or absence of a quorum.

Approval of a Proposal

A majority of the votes properly cast “FOR” a matter is required for all proposals. In addition, as described in more detail in Proposal 2 below, Proposal 2 is an advisory vote and is non-binding.

Votes cast means the votes actually cast “FOR” or “AGAINST” a particular proposal, whether in person or by proxy. With respect to all matters presented at the Annual Meeting, abstentions and non-votes will not be deemed to be votes “cast” with respect to such matters and will not count as votes “FOR” or “AGAINST” such matter. Votes will be tabulated by our transfer agent subject to the supervision of the person designated by the Board as an inspector.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board, in accordance with our Fourth Amended and Restated By-Laws (the “By-Laws”), has set the number of members at seven directors.

At the Annual Meeting, seven nominees will be elected to serve on the Board until the 2026 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Accordingly, the Nominating and Corporate Governance Committee has recommended, and our Board has nominated, Lionel F. Conacher, Harvey S. Kanter, Carmen R. Bauza, Jack Boyle, Willem Mesdag, Ivy Ross and Elaine K. Rubin as nominees, all of whom currently serve as members of our Board.

Unless a proxy shall specify that it is not to be voted for a nominee, it is intended that the shares represented by each duly executed and returned proxy will be voted in favor of the election as directors of Lionel F. Conacher, Harvey S. Kanter, Carmen R. Bauza, Jack Boyle, Willem Mesdag, Ivy Ross and Elaine K. Rubin. Although management expects all nominees to serve if elected, proxies will be voted for a substitute if a nominee is unable to accept nomination or election. Cumulative voting is not permitted.

Vote Needed for Approval

The affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting, in person or by proxy, is required for the election of each of the nominees.

Recommendation

The Board of Directors recommends that you vote “FOR” the election of the seven individuals named above as directors of our Company.

The following table sets forth the names, ages as of June 13, 2025, and certain other information for each of our current directors, all terms expiring at the Annual Meeting.

Name	Age	Director Since	Audit	Compensation	Nominating and Corporate Governance	Cybersecurity and Data Privacy
Lionel F. Conacher, Chairman of the Board and Director	63	2018	C	X
Harvey S. Kanter, President and Chief Executive Officer and Director	63	2019
Carmen R. Bauza, Director	63	2021			X	X
Jack Boyle, Director	57	2017		X	C
Willem Mesdag, Director	71	2014	X	C
Ivy Ross, Director	69	2013	X			C
Elaine K. Rubin, Director	62	2021			X	X

C= current member and committee chairperson

X= current member of the committee

Board Nominees

Set forth below is certain information regarding our current board members being nominated for re-election at the Annual Meeting, and includes information furnished by them as to their principal occupations and business experience for the past five years and certain directorships held by each director within the past five years:

Lionel F. Conacher has been a director of the Company since June 2018 and Chairman of the Board since August 12, 2020. Since September 2021, Mr. Conacher has served as a member of the board of directors for SRx Health Solutions, Inc. (formerly Better Choice Company Inc.), a publicly traded company and currently serves as a member of its audit and compensation committees. From September 2022 until May 2023, he served as its interim chief executive officer. Mr. Conacher was a managing partner of Next Ventures, GP from August 2018 until February 2021. From January 2011 to June 2018, Mr. Conacher was a senior advisor for Altamont Capital Partners LLC (“ACP”), a private equity firm. Prior to joining ACP, from April 2008 until July 2010, Mr. Conacher was the president and chief operating officer of Thomas Weisel Partners, an investment bank. Additionally, Mr. Conacher served as the chairman of Wunderlich Securities, an investee company of ACP, from December 2013 until July 2017. Mr. Conacher previously served as a member of the board of directors for AmpHP Inc., a venture-backed human performance company. He also formerly served as a member of the board of directors of Mervin Manufacturing, a leading designer and manufacturer of snow boards and other board sports equipment, and PowerDot, Inc., a consumer electronics company that markets a muscle recovery and performance tool. Mr. Conacher brings extensive financial and operational experience to our Board.

Harvey S. Kanter is the President and Chief Executive Officer and a director of the Company. Mr. Kanter joined the Company in February 2019 in a transition role as Advisor to the Acting CEO and assumed the role of President and Chief Executive Officer and a director of the Company in April 2019. Mr. Kanter served as a non-executive co-chair at Seattle University Center for Leadership Formation, Albers School of Business and Economics from February 2021 until February 2024. Mr. Kanter served as a director and a member of the compensation committee of Potbelly Corporation, a publicly traded company, from August 2015 until May 2019. Mr. Kanter has over 35 years of business experience, with an extensive background in the retail industry, having served from March 2012 until June 2017 as the president and chief executive officer of Blue Nile, Inc., a leading online retailer of high-quality diamonds and fine jewelry and formerly a publicly traded company. From March 2012 until February 2020, Mr. Kanter also served as a member of the board of directors of Blue Nile, Inc. and, from January 2014 until February 2020, as its chairman. From January 2009 to March 2012, Mr. Kanter was the chief executive officer and president of Moosejaw Mountaineering and Backcountry Travel, Inc., a leading multi-channel retailer of premium outdoor apparel and gear. From April 2003 to June 2008, Mr. Kanter served in various executive positions at Michaels Stores, Inc. He was a former brand ambassador for the Fred Hutch Cancer Research Institute, and previously served as an advisory member to the Seattle University Executive MBA Program. Mr. Kanter brings extensive knowledge of integrated-commerce retailing, with strong strategic and operational expertise.

Carmen R. Bauza has been a director of the Company since December 2021. In March 2023, Ms. Bauza joined the board of directors of OneWater Marine Inc., a publicly traded company, and serves as a member of its audit and compensation committees. Since May 2022, Ms. Bauza has also served on the board of directors of Zumiez, Inc., a publicly traded company, and serves as a member of its audit and governance and nominating committees. Ms. Bauza serves as a member of the board of managers of Claire’s Holdings LLC, which she joined in October 2018. Most recently, Ms. Bauza was the chief merchandising officer at Fanatics, Inc. from January 2019 until April 2021. Prior to that, she was the chief merchandising officer at HSN from November 2016 until December 2017 and the senior vice president, general merchandise manager consumables, health and wellness at Walmart from June 2007 to October 2016. She previously held roles at Bath & Body Works, Five Below and The Walt Disney Company. Ms. Bauza currently serves as a member of the board of trustees at Seton Hill University and as a member of the advisory board of RoundTable Healthcare Partners Council. Ms. Bauza brings extensive retail and merchandising experience to the Board.

Jack Boyle has been a director since August 2017. Since June 2025, Mr. Boyle has been the managing partner of Fam Bam Sports. Mr. Boyle was the president, buying and North America for Fanatics, Inc., a market leader for officially licensed sports merchandise from January 2024 until his retirement in June 2025. From February 2019 to January 2024, Mr. Boyle was the global co-president of direct to consumer/omni-channel for Fanatics, Inc. Mr. Boyle originally joined Fanatics as president of merchandising in June 2012, and from December 2017 to February 2019, he served as the co-president of North America direct-to-consumer/omni-channel. From February 2005 to June 2012, Mr. Boyle was the executive vice president, general merchandising manager of women’s apparel, intimate, cosmetics and accessories for Kohl’s Corporation. From October 2003 to February 2005, he served as the senior vice president, divisional merchandise manager of women’s apparel for Kohl’s Corporation, the vice president of junior sportswear from July 2000 to October 2003 and the vice president of planning/allocation for women's apparel from December 1999 to July 2000. From June 1990 to December 1999, Mr. Boyle held various merchandise positions, including divisional merchandise manager of women’s, at May Company. Mr. Boyle brings to the Board extensive experience in merchandising, brand management and omni-channel leadership.

Willem Mesdag has been a director since January 2014. Mr. Mesdag is the managing partner of Red Mountain Capital Partners LLC, an investment management firm, and since May 2019, has also served as a Senior Advisor for HPS Investment Partners, a global investment firm. Prior to founding Red Mountain in 2005, Mr. Mesdag was a partner and managing director of Goldman Sachs & Co., which he joined in 1981. Prior to Goldman Sachs, he was a securities lawyer at Ballard, Spahr, Andrews & Ingersoll, which he joined in 1978. He also currently serves on the board of Heidrick & Struggles International, Inc., a publicly traded company, for which he chairs the audit and finance committee and serves on the human resources and compensation committee. He previously served on the boards of 3i Group plc, Cost Plus, Inc., Encore Capital Group, Inc., Nature’s Sunshine Products, Inc., Skandia AB and Yuma Energy, Inc., all of which are or were publicly-traded companies. Having had an extensive career in international investment banking and finance and having served on domestic and international public company boards, Mr. Mesdag brings to the Board significant knowledge and experience related to business and financial issues and corporate governance as well as an investor's perspective.

Ivy Ross has been a director since January 2013. In May 2014, Ms. Ross joined Google as head of glass and is currently a vice president of hardware design at Google. From July 2011 until April 2014, Ms. Ross was the chief marketing officer of Art.com where she oversaw the company's marketing, branding, merchandising and user-experience functions. Prior to Art.com, from June 2008 to June 2011, Ms. Ross was executive vice president of marketing for the Gap brand, and also acted as the creative catalyst for all brands within Gap, Inc. Ms. Ross also has held senior creative and product design positions at Disney Stores North America, Mattel, Calvin Klein, Coach, Liz Claiborne, Swatch Watch and Avon. She also has served on Proctor and Gamble’s design board since its inception. With her industry insight and marketing expertise, Ms. Ross provides a valuable perspective to the Board as we continue to build our DXL brand.

Elaine K. Rubin has been a director since April 2021. Since January 2010, Ms. Rubin has been the founder and president of Digital Prophets Network, LLC, a consulting, advisory and placement firm with a network of digital commerce experts that supports the growth of retail and direct-to-consumer businesses. Since January 2024, Ms. Rubin has served as a strategic advisor to Cordial, a marketing platform designed to power data-driven, high conversion messages at scale. From November 2023, Ms. Rubin has served as a board member for Women and Climate, a non-profit organization. From October 2013 to November 2023, she has also served as an advisor to Hint, Inc., which produces fruit-infused water. Prior to that, Ms. Rubin held leadership positions at 1800flowers.com, iVillage.com and amazon.com. She previously served on the boards of Smart & Final Stores, Inc. and Blue Nile, Inc., both of which were formerly publicly traded companies. Ms. Rubin co-founded shop.org in February 1996 and served as its elected chair of the board of directors from February 1996 to October 2007 and served on the board of the National Retail Federation from 2001 until 2010. Ms. Rubin brings extensive knowledge and experience of digital commerce business and provides valuable insights to the Board as we continue to grow our direct business.

All directors hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.

There are no family relationships between any of our directors and executive officers.

CORPORATE GOVERNANCE

Board Composition

Our Board is currently comprised of seven members and there are no vacancies.

Our Board met 12 times during our fiscal year ended February 1, 2025 (“fiscal 2024”). All directors attended at least 75% of the Board meetings and meetings of the committees of the Board on which each director served. We believe that it is important for the members of the Board to attend our annual stockholder meetings. All members of the Board attended our 2024 Annual Meeting of Stockholders.

Board Diversity

We recognize the value of diversity at the Board level and believe that our Board currently comprises an appropriate mix of background, diversity and expertise. Although we do not have a formal separate written policy, our Nominating and Corporate Governance Committee is required under its charter to recommend nominees that ensure sufficient diversity of backgrounds on our Board.

The Board Diversity Matrix below presents the composition of our Board by gender identity and demographic background:

Board Diversity Matrix as of June 13, 2025
	Female	Male	Non-Binary	Did Not Disclose Gender
Total number of directors: 7
Part I: Gender Identity
Directors	3	4	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	1	-	-	-
Asian	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	4	-	-
Two or more Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did not disclose demographic background	-	-	-	-

Corporate Governance Highlights

We comply with the corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market LLC ("Nasdaq"). To assist the Board in fulfilling its responsibilities, we have adopted certain Corporate Governance Guidelines. Many features of our corporate governance principles are discussed in other sections of this Proxy Statement, but some of the highlights are:

•
Annual Election of Directors. Our directors are elected annually for a term of office to expire at the next Annual Meeting of Stockholders (subject to the election and qualification of their successors).
•
Board Size. The size of the Board is seven members.
•
Majority Vote for Uncontested Director Elections. Under our By-Laws, in an uncontested election, a majority of the votes properly cast is required for the election of our directors. In the case of a contested election, a plurality vote will be required for the election of directors. If a nominee for director does not receive the approval of a majority of the votes properly cast in an uncontested election, our By-Laws provide that the director will promptly tender to the Board his or her offer of resignation. The Nominating and Corporate Governance Committee of the Board will then consider the resignation offer and make a recommendation to the Board whether to accept or reject the resignation.
•
Independent Board and Committees. With the exception of Mr. Kanter, all members of our Board are independent directors. All members of our Board’s Audit, Compensation and Nominating and Corporate Governance Committees are independent directors, and no members receive compensation from us other than for service on our Board or its committees.

•
Independent Chairperson/Independent Lead Director. We have had an independent Non-Executive Chairman of the Board since January 24, 2019. Our Corporate Governance Guidelines provide that, if the Chairman is not independent, the Board will appoint an independent Lead Director.
•
Independent Executive Sessions. Our Board holds independent executive sessions on at least a semi-annual basis, where independent directors meet.
•
Stock Ownership Guidelines. Our Non-Employee Director Compensation Plan, as amended to date (the “Director Plan”), requires that each director receive 60% of his or her annual retainer in shares of common stock until the value of his or her equity ownership is equal to at least three times the annual retainer. A director may not sell any required equity received under the Director Plan while each director is still serving on the Board without the approval of the Board. We encourage our senior management to have meaningful ownership in our Company and, through our long-term incentive program, provide our senior management team an opportunity to acquire such stock ownership. However, we do not currently have any stock ownership guidelines in place for members of senior management.
•
No Hedging and No Pledging of Company Securities. Our Insider Trading Policy prohibits our directors, officers and employees from engaging in various hedging and pledging activities with Company securities, including short sales and any transaction involving a publicly traded option, such as a put, call or other derivative security.
•
No Stockholder Rights Plan. We do not currently have a stockholder rights plan in effect and are not currently considering adopting one.
•
Vote Required for Merger or Business Combination. A majority vote of the outstanding shares entitled to vote is needed for the stockholders to approve a merger or business combination.
•
Clawback Policies. The Board adopted a clawback policy (the “Executive Clawback Policy”) that complies with the final SEC regulations mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Nasdaq listing requirements. The Executive Clawback Policy provides for repayment of incentive-based compensation in the event of an accounting restatement resulting from noncompliance with financial reporting requirements under federal securities laws. The Executive Clawback Policy is in addition to the clawback provisions in our employment agreements with members of our senior management and in our long-term incentive plans.
•
Directors Overboarding Policy. No director can serve on more than five public company boards. In addition, no director who is a named executive officer can serve on more than one public company board besides that of our Company.

Stockholder Engagement

Members of our Board and senior management regularly engage with our stockholders throughout the year and welcome their feedback on our practices and policies.

Independent Directors

A majority of the members of the Board are “independent” under the rules of Nasdaq. The Board has determined that the following current directors are independent: Mses. Bauza, Ross and Rubin and Messrs. Boyle, Conacher and Mesdag.

Committees of the Board

Our Board has four standing committees: the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation Committee and the Cybersecurity and Data Privacy Committee. Each committee is comprised of directors who are “independent.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) has a written charter, which can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com. The Nominating Committee was established to perform functions related to governance of our Company, including, but not limited to, planning for the succession of our CEO and such other officers as the Nominating Committee shall determine from time to time, recommending to the Board individuals to stand for election as directors, overseeing and recommending the selection and composition of committees of the Board, and developing and recommending to the Board a set of corporate governance principles applicable to our Company. The Nominating Committee also has responsibility for overseeing the Company’s policies, practices and disclosures with respect to sustainability and environmental, social and governance (“ESG”) factors, including overseeing the assessment of climate risks. The Nominating Committee has the authority to retain independent advisors, with all fees and expenses to be paid by the Company. The current members of the Nominating Committee are Mr. Boyle and Mses. Bauza and Rubin, each of whom is “independent” under the rules of Nasdaq. The Nominating Committee met three times during fiscal 2024.

The Board's current policy with regard to the consideration of director candidates recommended by stockholders is that the Nominating Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Nominating Committee, and conduct inquiries it deems appropriate. The Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating Committee in light of the minimum qualifications and other criteria for Board membership approved by the Nominating Committee from time to time.

While the Nominating Committee does not have a formal diversity policy for Board membership and identifies qualified candidates without regard to race, color, disability, gender, national origin, religion or creed, it does seek to ensure the fair representation of all stockholder interests on the Board. In that regard, in considering candidates for the Board, the Nominating Committee considers, among other factors, diversity with respect to viewpoint, skills and experience. The Board believes that the use of these general criteria, along with the minimum qualifications listed below, will result in nominees who represent a mix of backgrounds and experiences that will enhance the quality of the Board.

At a minimum, the Nominating Committee must be satisfied that each nominee, both those recommended by the Nominating Committee and those recommended by stockholders, meets the following minimum qualifications:

•
The nominee should have a reputation for integrity, honesty and adherence to high ethical standards.
•
The nominee should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.
•
The nominee should have a commitment to understand our Company and our industry and to regularly attend and participate in meetings of the Board and its committees.
•
The nominee should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of ours, which includes stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all of our stakeholders.
•
The nominee should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

The current procedures to be followed by stockholders in submitting recommendations for director candidates can be found in Section 4.15 of our By-Laws.

The Nominating Committee is responsible for identifying and evaluating individuals, including nominees recommended by stockholders, believed to be qualified to become Board members and recommending to the Board the persons to be nominated by the Board for election as directors at any annual or special meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. The Nominating Committee may solicit recommendations from any or all of the following sources: non-management directors, the CEO, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating Committee will review and evaluate the qualifications of any such proposed director candidate, and conduct inquiries it deems appropriate. The Nominating Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. Accordingly, there are no differences in the manner in which the Nominating Committee evaluates director nominees recommended by stockholders. In identifying and evaluating candidates for membership on the Board, the Nominating Committee will take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is currently comprised of Messrs. Conacher and Mesdag and Ms. Ross. Each of the members of the Audit Committee is independent, as independence for Audit Committee members is defined under the rules of Nasdaq. Messrs. Conacher and Mesdag each qualifies as an audit committee financial expert under the rules of the SEC.

The Audit Committee operates under a written charter, which can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com.

The purpose of the Audit Committee is to (i) assist the Board in fulfilling its oversight responsibilities to the stockholders, potential stockholders and the investment community; (ii) oversee the audits of our financial statements and our relationship with our independent registered public accounting firm; (iii) promote and further the integrity of our financial statements and oversee the qualifications, independence and performance of our independent registered public accounting firm (including being solely responsible for appointing, determining the scope of, evaluating and, when necessary, terminating the relationship with the independent registered public accounting firm); and (iv) provide the Board and the independent registered public accounting firm unfiltered access to each other on a regular basis. The Audit Committee has the authority to retain independent advisors, with all fees and expenses to be paid by the Company. The Audit Committee meets at least quarterly and as often as it deems necessary to perform its responsibilities. During fiscal 2024, the Audit Committee met six times.

For additional information regarding the Audit Committee, see the “Report of the Audit Committee” included elsewhere in this Proxy Statement.

Compensation Committee

The primary purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to executive compensation. The Compensation Committee also reviews and independently approves, or makes recommendations to the full Board, all stock-based compensation awards to our executive officers under our equity incentive plans. The Compensation Committee has the authority to retain independent advisors, with all fees and expenses to be paid by the Company. The Compensation Committee met three times during fiscal 2024. The current members of the Compensation Committee are Messrs. Mesdag, Boyle and Conacher, each of whom is “independent” under the rules of Nasdaq.

The Compensation Committee operates under a written charter, which can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com.

The Compensation Discussion and Analysis recommended by the Compensation Committee to be included in the Proxy Statement is included in this Proxy Statement. Among other things, the Compensation Discussion and Analysis describes in greater detail the Compensation Committee’s role in the executive compensation process.

Cybersecurity and Data Privacy Committee

The Cybersecurity and Data Privacy Committee (the “Cybersecurity Committee”) oversees the monitoring and management of cyber risk and data privacy in the Company. The Cybersecurity Committee has the authority to retain independent advisors, with all fees and expenses to be paid by the Company. The current members of the Cybersecurity Committee are Mses. Bauza, Ross and Rubin. The Cybersecurity Committee met four times during fiscal 2024.

Pursuant to its charter, our Cybersecurity Committee (i) assists our Board in fulfilling its risk oversight responsibilities with respect to the protection of the Company’s assets, including confidential, proprietary and personal information, reputation and goodwill in all forms; (ii) supervises and monitors the soundness of our cybersecurity and data protection strategies and practices; (iii) oversees and monitors our material compliance with applicable information security, privacy and data protection laws, industry standards and contractual requirements; (iv) promotes and furthers the integrity, adoption and coordination of our data security processes across the Company to help ensure that data and system security is a Company-wide business objective and priority; and (v) oversees our cybersecurity and data protection performance and the overall implementation of our cybersecurity and data protection strategy.

The Cybersecurity Committee operates under a written charter, which can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com.

Board Leadership Structure

The Board believes that the Company and its stockholders are best served by maintaining flexibility to have any director serve as Chairperson of the Board. Under our Corporate Governance Guidelines, if the Chairperson is not independent, the Board appoints an independent Lead Director.

Our Board delegates substantial responsibility to its committees, including as described below. We believe that the independent committees of our Board and their chairpersons are an important aspect of the leadership structure of our Board.

Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of enterprise risk management. With the oversight of our full Board, our executive officers are responsible for the day-to-day management of the material risks we face. The involvement of the full Board in setting our business strategy is a key part of its oversight of risk management and in determining what constitutes an appropriate level of risk for us. The full Board receives updates from our executive officers and outside advisors regarding certain risks our Company faces, including various operating risks and corporate governance best practices. At least annually, our senior management team meets to review our identified risks and compensating controls as well as any potential new risks and, when appropriate, presents to the full Board.

In addition, our Board committees each oversee certain aspects of risk management. Our Audit Committee is responsible for overseeing the management of risks associated with the Company’s financial reporting, accounting and auditing matters; our Compensation Committee oversees risks associated with our human capital and compensation policies and programs; our Cybersecurity Committee oversees the management of risks associated with cyber risk and data privacy issues; and our Nominating Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, overall governance structure, director succession planning and our environmental, sustainability and social programs. Our Board committees report their findings to the full Board.

Sustainability and Governance

We recognize the importance of addressing and prioritizing ESG issues throughout our business, including recognizing and addressing specific climate-related risks. During fiscal 2021, we formed the Sustainability and Governance Committee, consisting of a cross-disciplinary team from corporate management and engaged with a third-party firm to assist us in the development of the Company's initial ESG strategy and initiatives. The Sustainability and Governance Committee reports to the senior management team of the Company and to the Nominating Committee of our Board, which is responsible for the oversight of our initiatives. We are working to develop short-term and long-term ESG goals, as well as an action plan. Information regarding our current efforts, and our ongoing ESG initiatives can be found under “ESG” on the Investor Relations page of our website at https://investor.dxl.com. The information included in, referenced to, or otherwise accessible through our website, is not incorporated by reference in, or considered to be part of, this document or any document unless expressly incorporated by reference therein.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that set forth our governance principles relating to, among other things, director independence, director qualifications and responsibilities, board structure and meetings, and management succession.

A copy of the Corporate Governance Guidelines can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com.

Code of Ethics

We have adopted a Code of Ethics for Directors, Officers and Financial Professionals (the “Code of Ethics”). The full text of the Code of Ethics can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of our Code of Ethics by posting such information on our website. We also have a Code of Ethics for all of our associates. Annually, our directors and associates, including our officers, certify that they have read and are in compliance with our Code of Ethics.

Insider Trading Policies and Procedures

We have adopted a Securities Trading Policy, which is our insider trading policy governing the purchase, sale, and/or other disposition of our securities by our directors, officers, and employees. We believe that our Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and the exchange listing standards applicable to us. A copy of our Securities Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

Compensation Committee Interlocks and Insider Participation

Each of Willem Mesdag, Jack Boyle and Lionel F. Conacher served as a member of the Compensation Committee during fiscal 2024, none of whom was, at any time during fiscal 2024 or at any other time, an officer or employee of our Company. During fiscal 2024, none of our executive officers served as a member of the board of directors or compensation committee of any other entity that had one or more executive officers serving as a member of our Board or Compensation Committee.

DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and making recommendations to our Board with respect to the compensation paid to our non-employee directors.

The Director Plan sets forth the compensation to be paid to our non-employee directors, including in the form of equity. The Director Plan has a minimum equity ownership requirement that requires each director to receive at least 60% of their annual retainers in shares of common stock until the value of their equity ownership is equal to at least three times the annual retainer. Any shares issued to satisfy the minimum equity ownership requirement are issued under the Company’s Second Amended and Restated 2016 Incentive Compensation Plan (the “2016 Plan”). The Director Plan also permits the Company’s non-employee directors to acquire shares of the Company’s common stock at fair market value by voluntarily electing to receive shares of common stock in lieu of cash fees for service as a director. In November 2023, the Director Plan was amended to permit directors the ability to select shares of deferred stock beginning in fiscal 2024. Any shares of deferred stock are issued from the 2016 Plan.

The Director Plan is a stand-alone plan and is not a sub-plan under the 2016 Plan. Accordingly, shares issued under the Director Plan for voluntary elections to receive shares of common stock in lieu of cash fees do not reduce the shares available for issuance under the 2016 Plan. The maximum number of shares that can be issued in any quarter pursuant to the Director Plan is limited to 250,000 shares in the aggregate, with the shortfall paid in cash.

We believe that our Director Plan will support our ongoing efforts to attract and retain exceptional directors to provide strategic guidance to our Company. We believe that the total compensation that our non-employee directors receive is in line with our current peer group. Our non-employee directors were compensated under the Director Plan as follows in fiscal 2024:

•
each independent director received a quarterly retainer of $33,750;
•
the Chairman of the Board or Lead Director, as applicable, received a quarterly retainer of $10,000;
•
the Chairperson of the Audit Committee received a quarterly retainer of $5,000; and
•
the Chairperson of each other Board committee received a quarterly retainer of $2,500.

Director Compensation Table

The following table sets forth the compensation paid to our directors during fiscal 2024. Mr. Kanter is not included in the following table as he is a Named Executive Officer and, accordingly, received no compensation for his services as a director. Compensation earned by Mr. Kanter is included below in the “Summary Compensation Table.”

2024 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Lionel F. Conacher, Chairman	$195,000	$—	—	—	$195,000
Carmen R. Bauza	54,000	80,991	—	—	134,991
Jack Boyle	72,500	72,492	—	—	144,992
Willem Mesdag	—	144,991	—	—	144,991
Ivy Ross	77,500	67,495	—	—	144,995
Elaine K. Rubin	54,000	80,991	—	—	134,991

(1)
For fiscal 2024, Mr. Mesdag elected to receive all compensation in shares of deferred common stock. Mr. Conacher elected to receive 100% of his compensation in cash. Mr. Boyle elected to receive 50% of his compensation in unrestricted shares of common stock and 50% in cash. Ms. Ross elected to receive 50% of her retainer in cash and 50% in unrestricted shares of common stock, with any chairperson fees in cash. Until Mses. Bauza and Rubin reach the required minimum ownership threshold, each was required to elect 60% of their respective retainer in unrestricted shares of common stock with the remainder elected in cash. The number of shares issued as payment for an earned director fee is determined by taking the director fee earned and dividing by the consolidated closing price of our common stock on the grant date, based on the closing price on the last trading day of the immediately prior fiscal quarter. Payments are made at the beginning of each quarter, with the grant date being the first business day of each respective quarter.
(2)
Represents the portion of each director’s compensation that was paid in the form of equity through the issuance of unrestricted shares of common stock. The fractional share value is forfeited.
(3)
There were no stock option grants to any of the directors in fiscal 2024. At February 1, 2025, Messrs. Boyle and Conacher each had outstanding stock options to purchase 15,000 shares of common stock.

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides a summary of our executive compensation philosophy and programs, and discusses the compensation paid to our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and certain of our other executive officers who served in fiscal 2024 (collectively, our “Named Executive Officers” or “NEOs”).

Our Named Executive Officers for fiscal 2024 were:

➣
Harvey S. Kanter, President, CEO and Director
➣
Peter H. Stratton, Jr., Executive Vice President, CFO and Treasurer
➣
Anthony J. Gaeta, Chief Stores and Real Estate Officer
➣
Robert S. Molloy, General Counsel and Secretary
➣
James F. Reath, Chief Marketing Officer

Fiscal 2024 Financial and Executive Compensation Highlights

Financial results for fiscal 2024 were below expectations given a difficult men’s apparel sector that negatively impacted traffic levels to our stores and conversion online. When we approved the plan for fiscal 2024, we expected that there would be a slow and steady improvement in consumer retail spending from fiscal 2023. However, we believe that our customers pulled back from shopping for apparel and, when they did shop during fiscal 2024, they were very price conscious and gravitated toward more moderate and entry-level price points. Comparable sales for fiscal 2024 decreased 10.6%. Even with the disappointing sales performance, management maintained its disciplined operating regimen and improved our merchandise margin, enabling the Company to maintain profitability and positive free cash flow. Despite management's diligence to manage operating expenses, certain elements of the Company's cost structure, including occupancy expense, were deleveraged by the sales shortfall.

The Company maintained a strong balance sheet with cash and investments of $48.4 million, no debt and a healthy inventory position, which was down 6.8% to fiscal 2023. The Company generated cash flow from operations of $29.6 million and utilized $27.7 million for capital expenditures, resulting in free cash flow for fiscal 2024 of $1.9 million. Approximately $13.7 million of the $27.7 million in capital expenditures was spent on store development with the balance used primarily for technology projects.

We believe that the compensation earned by our Named Executive Officers in fiscal 2024, which reflected a decrease in performance-based compensation, was properly aligned with our operating performance. The following table shows total compensation earned and total realized pay for each of the Named Executive Officers in fiscal 2024 as compared to fiscal 2023:

	Total Compensation(1)			Total Realized Pay (2)
Named Executive Officer	Fiscal 2024	Fiscal 2023	% Change	Fiscal 2024	Fiscal 2023	% Change
Harvey S. Kanter	$2,894,568	$5,959,023	(51.4)%	$2,302,870	$4,269,385	(46.1)%
Peter H. Stratton, Jr.	$931,911	$1,048,280	(11.1)%	$781,920	$1,124,903	(30.5)%
Anthony J. Gaeta	$779,463	$872,760	(10.7)%	$673,185	$993,374	(32.2)%
Robert S. Molloy	$799,065	$948,334	(15.7)%	$757,831	$1,320,125	(42.6)%
James F. Reath	$780,651	—	—	$709,507	—	—

(1)
Total compensation reflects amounts as reported in the “Summary Compensation Table.” The primary driver of the decrease in total compensation in fiscal 2024 for all of our Named Executive Officers reflects a decrease in the performance payout of the annual incentive plan as well as a decrease in the performance under our 2022-2024 LTIP as compared to fiscal 2023.In addition, the compensation for Mr. Kanter in fiscal 2023 included the grant date fair value of $2.4 million for the grant of 573,000 performance stock units that were granted to Mr. Kanter in connection with the extension of his employment agreement in August 2023. As of the end of fiscal 2024, no performance stock units have vested.
(2)
Total realized pay is calculated as total compensation per the “Summary Compensation Table” minus the value of equity awards granted, as reported in the “Stock Awards” column and “Option Awards” column of that table, plus the value of any options exercised or stock awards that vested, as reflected in the “Option Exercises and Stock Vested” table for each of the respective years. Similar to total compensation, the decrease in realized pay for all Named Executive Officers in fiscal 2024 as compared to fiscal 2023 was due to a decrease in performance compensation.

Executive Compensation Philosophy and Objectives

Our Compensation Committee is responsible for establishing, implementing and monitoring adherence to the Board’s compensation philosophy, which is to ensure that executive compensation is fair, reasonable, competitive and aligned with the interests of the Company’s stockholders.

The Compensation Committee believes that an effective executive compensation program will:

•
Attract, retain and engage the executive talent the Company requires to perform in line with the Board’s expectations;
•
Recognize and reward the achievement of specific annual and long-term performance goals through a combination of cash and stock-based compensation; and
•
Align the Company’s executives’ interests with those of its stockholders.

When reviewing compensation, the Compensation Committee emphasizes Direct Compensation, which consists of total cash compensation (base salary and annual performance-based cash incentive awards) plus long-term incentive awards. Every year, the Compensation Committee assesses the effectiveness of our compensation plans with the goal of strengthening our overall compensation program as appropriate, including by setting performance metrics to ensure that compensation is aligned with performance that drives stockholder value. We also compare our performance metrics to those used by our peers and take into consideration the recommendations of proxy advisory services.

Key Features of Our Executive Compensation Program

We believe that the Company’s executive compensation program includes key features that align the compensation for our executive officers with the interests of our stockholders.

What We Do	What We Don’t Do
Focus on performance-based pay	No re-pricing of underwater options
Balance short-term and long-term incentives	No hedging or pledging of Company stock
Use multiple targets for performance awards	No tax gross-up on severance payments
Provide executives with very limited perquisites	No supplemental executive retirement plan
Require “double-trigger” change-in-control provisions
Maintain a “clawback” policy covering incentive cash and equity programs
Seek to mitigate undue risk in compensation plans
Utilize an independent compensation consultant

Use of Compensation Consultants

The Compensation Committee has the authority to retain any compensation consultant, legal counsel and/or other adviser to assist in carrying out its duties, including the review of compensation of our Named Executive Officers. The Compensation Committee may accept, reject or modify any recommendations by compensation consultants or other outside advisors.

The Compensation Committee periodically consults with the Segal Group ("Segal"), an independent firm that specializes in benefits and compensation, with respect to the structure and competitiveness of the Company’s executive compensation program compared to its proxy peer group. The Compensation Committee has assessed Segal’s independence and has concluded that no conflict of interest exists with respect to the services that it performs.

The Compensation Committee most recently engaged Segal to review Mr. Kanter’s compensation in August 2023 in connection with the extension of his “initial term” under his employment agreement from April 1, 2025 to August 11, 2026. At that time, Segal reviewed Mr. Kanter’s base salary and total direct compensation as well as provided guidance on the terms, conditions and value of a performance award that served as a retention award to extend his employment to August 2026. Based on market insights from Segal, including information derived from published surveys on CEO compensation in retail companies with annual revenues of $500 million to $1.0 billion and trends in CEO compensation, there were no other changes to Mr. Kanter’s compensation.

Fiscal 2024 Target Compensation

CEO Compensation. The Compensation Committee is responsible for determining the target compensation of our CEO. As discussed above, the Compensation Committee, working with Segal, most recently reviewed Mr. Kanter’s compensation in August 2023. With respect to setting 2024 target compensation, the Compensation Committee compared each element of the CEO’s Direct Compensation to published survey data and data from the Company’s peer group and concluded that no changes needed to be made to Mr. Kanter’s compensation. The Compensation Committee’s objective was that total target compensation should approximate the median target compensation of the Company’s peer group.

Other Named Executive Officers. Our CEO makes recommendations regarding the compensation paid to our other Named Executive Officers to the Compensation Committee for its review and approval. Our Named Executive Officers other than the CEO are provided with a competitive base salary and an opportunity to earn performance awards each year, which are driven by our overall financial targets, and an opportunity to participate in our equity incentive plans.

In 2022, Korn Ferry, an independent global organizational consulting firm, completed a study that evaluated all positions at our corporate office, ranging from entry level to the CEO, and using their job leveling methodology, created a career framework of job levels based on scope, complexity, and responsibilities of each role. The CEO, together with the Chief Human Resources Officer, uses this framework and the respective job levels when evaluating the annual compensation paid to the other Named Executive Officers. The Compensation Committee has assessed Korn Ferry’s independence and has concluded that no conflict of interest exists with respect to the services that it performs.

Our Peer Group

When determining peer companies for use in reviewing and establishing compensation for our Named Executive Officers, we focus primarily on public companies within the specialty retail apparel business with similar revenue and/or market capitalization. The Compensation Committee engaged Korn Ferry to review its peer group for fiscal 2024. The companies in the fiscal 2024 peer group were:

•	Big 5 Sporting Goods	•	J.Jill, Inc.	•	Vera Bradley

•	Build-A-Bear Workshop, Inc.	•	Kirkland’s, Inc.	•	Vince Holding Corp.

•	Cato Group	•	Movado Group	•	Zumiez, Inc.

•	Citi Trends	•	Rocky Brands

•	Delta Apparel, Inc.	•	Shoe Carnival

•	Duluth Holding, Inc.	•	Tilly’s Inc.

In order to develop an appropriate peer group, we considered domestic, publicly-traded companies with a range of revenues and market capitalizations that may differ from those included by independent analysts, such as Institutional Shareholder Services. We do so because we believe that companies doing business in specialty retail markets with omni-channel distribution models provide a better benchmark for total shareholder return. An independent analyst may include a company that falls within the same Standard & Poor’s GICS code with similar revenue and market capitalization, but with a different business model, business risks, geographic locations, customer base and industry traffic trends which, consequently, may have nothing in common with our Company. For example, a company that owns automotive dealerships is within the same GICS code as our Company, but clearly has a distinctly different business model and is not affected by the same trends that affect specialty apparel retail. As compared to our fiscal 2024 peers, we fell just below the median for revenues and slightly above the median for market capitalization.

The Compensation Committee, utilizing the study that Korn Ferry prepared for fiscal 2024, referenced above, updated its peer group for fiscal 2025 to remove Delta Apparel, Inc., which filed for bankruptcy during 2024, and added Allbirds, Inc.

Say-on-Pay

At our 2023 Annual Meeting of Stockholders, stockholders voted on a non-binding advisory proposal as to the frequency with which we should conduct an advisory vote on executive compensation (a “say-on-pay” proposal). At that meeting, and in accordance with the recommendation of our Board, 97.2% of votes cast voted for the “one-year” frequency for advisory votes on executive compensation. Therefore, we intend to hold an advisory “say-on-pay” vote every year until the next “say-on-pay” frequency vote by our stockholders, which will be at our 2029 Annual Meeting of Stockholders.

At our 2024 Annual Meeting, stockholders voted on a non-binding advisory vote on executive compensation as disclosed in the 2024 Proxy Statement. Of the votes cast at the 2024 Annual Meeting on the “say-on-pay” proposal, 89.4% voted in favor of the proposal. The Compensation Committee considered the results of the 2024 advisory vote and believes that it affirms our stockholders' support for our approach to executive compensation, namely, to align short-term and long-term incentives with the Company’s financial performance. We will continue to consider the outcome of subsequent say-on-pay votes when making future compensation decisions for our executive officers.

Risk Assessment

We believe that our compensation programs do not provide incentives for unnecessary risk-taking by our employees. Our emphasis on performance-based annual and long-term incentive awards is designed to align executives with preserving and enhancing stockholder value. In addition, we use multiple objectives for our annual incentive plan (“AIP”), which limits the potential benefit from any single event of excessive risk-taking, and a cap on total payouts, as well as management processes for establishing key performance targets and monitoring our metrics. In addition, we have clawback policies in place relating to recoupment of compensation in the event of accounting restatements and misconduct of our executives, as described below under “Clawback Policies.” Based on these considerations, among others, we do not believe that our compensation policies and practices create risks that are likely to have a material adverse effect on our Company.

Compensation Components and Fiscal 2024 Compensation Decisions

We believe that our executive compensation policies and practices appropriately align the interests of our executives with those of our stockholders and emphasize the shared responsibility of our executive officers for the Company’s financial performance. Accordingly, the compensation of our Named Executive Officers is heavily weighted toward “at-risk” performance-based compensation.

The primary components of compensation for our Named Executive Officers in 2024 included base salary (“fixed compensation”), annual performance-based cash incentives under our AIP and long-term cash and/or equity incentives under our Long-Term Incentive Plan (“LTIP”) (“at-risk compensation”). The annual weight of each component leads to the following allocation of potential compensation that each executive can earn:

The components of executive compensation are as follows:

•
Base salary

Base salary represents the fixed component of an executive’s annual compensation. In order to attract and retain top executive talent, we believe that it is important that our base salary be competitive, generally at or near the median of our industry peers.

Base salaries are reviewed annually and adjustments are influenced by the Company’s performance in the previous fiscal year and the executive’s contribution to that performance. The executive’s performance is measured by various factors, including, but not limited to, achievement of specific individual and department goals. Additionally, adjustments may be considered with respect to an individual’s promotion that may occur during the fiscal year and any modifications in the individual’s level of responsibility.

The Compensation Committee expects the CEO’s base salary to be at or near the peer group median and to approximate 25%-33% of his target Direct Compensation. The base salary of our other Named Executive Officers is recommended by our CEO to the Compensation Committee for its review and approval and targets the median of the peer group and published industry compensation surveys.

•
Performance-based annual incentive plan (AIP)

The Compensation Committee believes that a substantial portion of each Named Executive Officer’s compensation should tie directly to our Company’s financial performance. The Company’s AIP is an annual performance-based incentive plan that provides a cash award to participants based on achievement of specified corporate, departmental and individual targets.

2024 AIP Awards

On April 1, 2024, the Compensation Committee established the financial, operating and performance metrics for the 2024 AIP. Traditionally, the metrics for the AIP have been focused on the financial and operating performance of the Company in relation to our Board-approved budget. However, given the continued significant uncertainty surrounding the U.S. economy and the retail industry in particular, in order to keep employees engaged and motivated to achieve our strategic objectives should the macroeconomic situation deteriorate in 2024, the Compensation Committee once again added a second tier to the 2024 AIP program that was a relative measure, comparing the Company’s financial performance in fiscal 2024 against the financial performance of its 2024 peer group, as listed above under “Our Peer Group.”

Under this two-tier structure, the payout related to corporate or departmental targets accounted for 80% of the potential award and was determined based on the higher achievement of either TIER I (based on the Company’s approved financial plan) or TIER II (based on the relative financial performance of the Company to its 2024 peers).

TIER I Company performance metrics consisted of corporate targets for Sales and Adjusted EBITDA and departmental targets, if applicable, for Store Operations, Marketing & Digital, and Merchandise/Planning and Allocation. Under TIER I, the Company’s financial performance metrics accounted for 80% of the potential award for Messrs. Kanter, Stratton and Molloy and 40% of the potential award for Messrs. Gaeta and Reath. Mr. Gaeta’s performance metrics included specific store operation targets, and Mr. Reath’s performance metrics included specific marketing and digital targets, which accounted for 40% of their respective potential award. The performance metrics were derived from the Company’s annual operating plan for fiscal 2024. The Compensation Committee believed that sales and adjusted EBITDA continued to be the two most significant financial metrics for the 2024 AIP.

TIER II Company performance metrics consisted of corporate targets for Comparable Sales and Adjusted EBITDA Margin, each accounting for 40% of the potential award for each participant. Our Comparable Sales and Adjusted EBITDA Margin results for fiscal 2024 were compared to our 2024 peer group on a quartile ranking. For each metric, if the Company ranked in (i) the top quartile, the payout would be 100%; (ii) the second quartile, the payout would be 75%; and (iii) the third quartile, the payout would be 50%. No payout would be earned if the Company finished in the fourth quartile.

Individual performance metrics consisted of discretionary personal goals that accounted for the remaining 20% of the potential award for each of the Named Executive Officers under either TIER I or TIER II. See footnote 6 to the table below for a discussion of these individual targets.

For fiscal 2024, Mr. Kanter’s target participation in the AIP was at 100% of his earned salary with the potential to earn up to 200% of the TIER I corporate targets and 100% of the TIER II corporate targets, Mr. Stratton’s target participation was 60% of his earned salary with the potential to earn up to 150% of the TIER I corporate targets and 100% of the TIER II corporate targets, and the target participation for Messrs. Gaeta, Molloy and Reath was 50% of their respective earned salaries with the potential to earn up to 150% of the TIER I corporate and departmental targets and 100% of the TIER II corporate targets.

The 2024 AIP metrics were intended to be achievable, with an approximate 50% probability of achievement. The 2024 AIP performance metrics and actual results against these metrics were as follows:

	Metric	Award % Weight for Metric, other than Messrs. Gaeta and Reath	Award % Weight for Metric for Mr. Gaeta	Award % Weight for Metric for Mr. Reath	Minimum/Maximum Potential Payout	2024 Target	2024 Actual	Payout % Earned
TIER I - Company's Financial Performance (1)

Corporate - Target 1	Sales	40.0%	20.0%	20.0%	100% payout at target, with 50% payout at 97.2% of target and 150% payout at 101.8% of target, with the exception of Mr. Kanter who is eligible for a maximum payout of 200% at 101.8% of target.	$535.2 million	$467.0 million	0.0%
Corporate - Target 2	Adjusted EBITDA Margin (2)	40.0%	20.0%	20.0%	100% payout at target, with 50% payout at 86.5% of target and 150% payout at 108.1% of target, with the exception of Mr. Kanter who is eligible for a maximum payout of 200% at 108.1% of target.	$39.0 million	$19.9 million	0.0%
Departmental Goals, if applicable	Store Operations	-	40.0%	-	Includes payroll as a percentage of sales target, store net promoter score target and store conversion target.	(3)	(3)	(3)
	Marketing & Digital	-	-	40.0%	Includes ad-to-sales ratio target, customer count target, number of store visits target, and a digital transaction target.	(3)	(3)	(3)

TIER II - Company’s Financial Performance Measured Against the Company's 2024 Peers (1)

Corporate - Target 1	Comparable Sales (4)	40.0%	40.0%	40.0%	Top Quartile 100%; 2nd Quartile 75%; 3rd Quartile 50%; 4th Quartile no payout.	Top Quartile	4th Quartile	0.0%
Corporate - Target 2	Adjusted EBITDA Margin (5)	40.0%	40.0%	40.0%	Top Quartile 100%; 2nd Quartile 75%; 3rd Quartile 50%; 4th Quartile no payout.	Top Quartile	2nd Quartile	30.0%

INDIVIDUAL PERFORMANCE (6)

Individual Targets	Discretionary- Personal Goals	20.0%	20.0%	20.0%	Discretionary, at target, based upon individual performance, as evaluated by the CEO (except with respect to the CEO, whose individual performance was evaluated by the Compensation Committee). Participants were eligible to receive a discretionary award up to 30%, with the exception of Mr. Kanter who was eligible to receive a discretionary award up to 40%.	20%	Varied by NEO	20.0%

(1)
The Company did not achieve the Corporate Metrics under TIER I, but did achieve one Corporate Metric under TIER II.
(2)
Adjusted EBITDA was calculated as earnings before interest, taxes, depreciation and amortization and before any impairment (gain) of assets and accrual for estimated non-recurring legal settlement costs. Adjusted EBITDA Margin was then calculated by dividing Adjusted EBITDA by total sales as reported.
(3)
The target for store net promoter score for fiscal 2024 was 79 and the actual net promoter score achieved was 80 for fiscal 2024, or 150% of target. The target for ad-to-sales ratio for fiscal 2024 was 7.1% and the actual ad-to-sales ratio was 6.8%, or 150% of target. The Company does not publicly disclose its store conversion rates, payroll as a percentage of sales, customer count, store visits, or number of digital transactions. Any discussion of metrics is limited to the percentage and/or dollar increase or decrease over a comparable period. Store conversion achieved 77% of target. If there had not been an award under TIER II, Messrs. Gaeta and Reath would have been entitled to an award payout under certain of these TIER I metrics. The Company failed to meet the minimum threshold for store payroll as a percentage of sales, customer count, store visits and number of digital transactions.
(4)
Each peer has its own calculation for comparable sales as it relates to treatment of new stores, remodeled stores or closed stores. For purposes of this metric, however, the Company relied on each peer's reported comparable sales results. For the few peers that do not report comparable sales, the Company used total sales and considered store openings/closings.
(5)
Adjusted EBITDA was calculated for all peers on a basis consistent with how the Company defines Adjusted EBITDA Margin, which is earnings before interest, taxes, depreciation and amortization and adjusted for any impairment (gain) of assets, restructuring and severance charges and other non-recurring items, such as the Company's accrual for estimated non-recurring legal costs. Adjusted EBITDA Margin was then calculated by dividing Adjusted EBITDA by total sales as reported.
(6)
Personal goals are part of the Company’s annual performance review. At the start of the fiscal year, each associate, including each of our Named Executive Officers, develops his/her “SMART” (specific, measurable, achievable, relevant and time-bound) goals, each containing a quantifiable measure. The personal goals for Messrs. Gaeta, Molloy and Reath, which are approved by the CEO, consisted of a combination of quantifiable goals specific to their respective corporate function. Mr. Gaeta’s personal goals were directly tied to the Company's stores achieving their metrics, as well as team development. Mr. Molloy’s personal goals were tied to ensuring strong corporate governance, legal and ethical compliance, and legal support and guidance throughout the organization. Mr. Reath's personal goals were strategic and tied to brand development, performance of marketing programs and team development. The personal goals for our CFO were quantifiable and were tied directly to the Company's performance, as well as team development and professional development of staff. Our CEO’s personal goals were tied to the Company's current performance and strategic initiatives under the Company’s long-term strategic plan.

As a result of achieving the performance targets under TIER II for fiscal 2024 pursuant to the 2024 AIP, as shown above, in April 2025, the Compensation Committee approved cash bonus payouts to our NEOs as follows:

Named Executive Officer	Payout at Target	Total Payout %	Total Cash Payout
Harvey S. Kanter	$850,000	50%	$425,000
Peter H. Stratton, Jr.	$249,554	50%	$124,777
Anthony J. Gaeta	$204,385	50%	$102,192
Robert S. Molloy	$197,231	50%	$98,616
James F. Reath	$204,385	50%	$102,192

2025 AIP

On March 28, 2025, the Compensation Committee established the financial, operating and performance metrics for the 2025 AIP. Given the continued uncertainty surrounding the U.S. economy and reduced consumer discretionary spending, the Compensation Committee believed that the two-tier approach used in the prior two years provided the appropriate balance to keep employees engaged and motivated to achieve our strategic objectives. Similar to the 2024 AIP, the Compensation Committee added a second tier to the 2025 AIP program that would be a relative measure, comparing the Company's financial performance in fiscal 2025 against the financial performance of its 2025 peer group, as discussed above under "Our Peer Group."

Under this two-tier structure, the payout related to corporate or departmental targets, if any, will be determined based on the higher achievement of either TIER I (based on the Company’s approved financial plan) or TIER II (based on the relative financial performance of the Company to its 2024 peers). The maximum payout under TIER I remains 150% (200% for Mr. Kanter); however, the maximum payout under TIER II is capped at 100%.

TIER I Company performance metrics are structured in the same manner as our historical AIPs and consist of corporate targets for Sales and Adjusted EBITDA Margin with departmental targets for Store Operations, Marketing & Digital, and Merchandise/Planning and Allocation. Under TIER I, the Company’s financial performance metrics account for 80% of the potential award for Messrs. Kanter, Stratton and Molloy and 40% of the potential award for Messrs. Gaeta and Reath. Mr. Gaeta’s performance metrics include specific store operation targets, and Mr. Reath's performance metrics include specific marketing and digital targets and account for 40% of their respective TIER I targets.

TIER II Company performance metrics consist of corporate targets for Comparable Sales and Adjusted EBITDA Margin, each accounting for 40% of the potential award for each participant. Our Comparable Sales and Adjusted EBITDA Margin results for fiscal 2025 will be compared to our 2025 peer group on a quartile ranking. For each metric, if the Company ranks in (i) the top quartile, the payout would be 100%; (ii) the second quartile, the payout would be 75%; and (iii) the third quartile, the payout would be 50%. No payout will be earned if the Company finishes in the fourth quartile.

Individual performance targets consisting of discretionary personal goals account for the remaining 20% of the potential award for each of the Named Executive Officers under either TIER I or TIER II. Mr. Kanter has the potential to earn up to 200% of his individual target, and Messrs. Stratton, Gaeta, Molloy and Reath have the potential to earn up to 150% of their individual targets.

The 2025 AIP performance metrics approved by the Compensation Committee are as follows:

	Metric	Award % Attributable to Metric, other than Mr. Gaeta and Mr. Reath	Award % Attributable to Metric for Mr. Gaeta	Award % Attributable to Metric for Mr. Reath	Minimum/Maximum Potential Payout
TIER I - Company's Financial Performance

Corporate - Target 1	Sales	40.0%	20.0%	20.0%	100% payout at target, with 50% payout at 96.9% of target and 150% payout at 103.1% of target, with the exception of Mr. Kanter who is eligible for a maximum payout of 200% at 103.1% of target.
Corporate - Target 2	Adjusted EBITDA Margin	40.0%	20.0%	20.0%	100% payout at target, with 50% payout at 88.4% of target and 150% payout at 104.7% of target, with the exception of Mr. Kanter who is eligible for a maximum payout of 200% at 104.7% of target.
Departmental Goals, if applicable	Store Operations	-	40.0%	-	Includes payroll as a percentage of sales target, net promoter score target and store conversion target.
	Marketing & Digital	-	-	40.0%	Includes targets for customer count, repeat visits, number of digital transactions and store visits.
					Departmental goals payouts range from 50% to 150% dependent upon achievement of the various targets.
TIER II - Company's Financial Performance Measured Against the Company's 2024 Peers

Corporate - Target 1	Comparable Sales	40.0%	40.0%	40.0%	Top Quartile 100%; 2nd Quartile 75%; 3rd Quartile 50%; 4th Quartile no payout.
Corporate - Target 2	Adjusted EBITDA Margin	40.0%	40.0%	40.0%	Top Quartile 100%; 2nd Quartile 75%; 3rd Quartile 50%; 4th Quartile no payout.

INDIVIDUAL PERFORMANCE

Individual Targets	Discretionary- Personal Goals	20.0%	20.0%	20.0%

Discretionary, at target, based upon individual performance, as evaluated by the CEO (except with respect to the CEO, whose individual performance will be evaluated by the Compensation Committee). Participants are eligible to receive a discretionary award up to 30%, with the exception of Mr. Kanter who is eligible to receive a discretionary award up to 40%.

The above targets for each metric in TIER I were derived from the Company’s annual operating plan and budget for the 2025 fiscal year and are intended to be achievable, with an approximate 50% probability of achievement. The likelihood of achieving the 2025 targets reflects the challenges inherent in achieving the goals and objectives of an ambitious operating plan, given the continuing uncertainty with respect to the economy, higher costs, and consumer discretionary spending. The Compensation Committee's adoption of the TIER II plan is to ensure that all participants in the AIP will be motivated in fiscal 2025.

For fiscal 2025, Mr. Kanter will continue to participate at 100% of his salary, Mr. Stratton will continue to participate at 60% of his salary, and Messrs. Gaeta, Molloy and Reath will continue to participate at 50% of their respective salaries.

•
Long-Term Incentive Plans (LTIP)

The Company’s LTIPs are designed to ensure that the interests of our executives are aligned with those of our stockholders to create sustainable stockholder value and to promote executive retention. Awards under each LTIP consist of a combination of time-based and performance-based awards for which payouts may consist of cash or equity or a combination of both. The performance-based portion of each LTIP is based on financial metric(s) measured over a three-year performance cycle. All equity awards granted under each LTIP are issued from the Company’s stockholder-approved 2016 Incentive Compensation Plan, as amended (the “2016 Plan”). Participants in the LTIPs are eligible to receive awards based on their “Target Cash Value,” which is defined as the participant’s annual base salary multiplied by his or her LTIP percentage. Under each LTIP, 50% of each participant’s Target Cash Value is subject to time-based vesting and 50% is subject to performance-based vesting.

Effective beginning with the 2022-2024 LTIP, the LTIPs include a “Structured Retirement” provision, which provides an opportunity for greater vesting upon retirement where the participant assists the Company in ensuring the succession of the participant’s position within the Company prior to the participant’s retirement. In order to be eligible to participate in a Structured Retirement, (i) the participant must terminate employment after meeting the age and service requirements set forth in the LTIP, (ii) the Compensation Committee must confirm through proper corporate action that the participant has met all of the succession planning objectives set by the Compensation Committee for the participant, (iii) the participant must continue to work until the date required by the Compensation Committee (which may not be more than 60 days after the Compensation Committee confirms that the objectives have been met), and (iv) the participant must execute a release of claims in favor of the Company. The final determination as to whether the requirements of a Structured Retirement have been met is in the sole discretion of the Compensation Committee.

2022-2024 LTIP

The performance period for the Company’s 2022-2024 LTIP ended on February 1, 2025. The time-based awards under the 2022-2024 LTIP were granted in a combination of 50% restricted stock units (“RSUs”) and 50% cash that vests over four years, with the last tranche vesting on April 1, 2026.

The performance target, which was established by the Compensation Committee on April 9, 2022, was a three-year relative total shareholder return (“TSR”) as compared to the Company’s 2022 peer group, and the actual performance achieved was as follows:

2022-2024 LTIP Performance Period

Metric	Potential Payout	Target	Actual	Payout %
3-yr. relative TSR as compared to 2022 disclosed proxy peers (1)	100% payout at target (2nd quartile), with 50% payout (3rd quartile) and 150% payout (1st quartile). No payout in the 4th quartile.	2nd quartile	2nd quartile	100.0%

(1) For the Company and each of its 2022 disclosed proxy peers, the three-year relative TSR was calculated as the percentage change in the 30-day trailing volume-weighted average closing stock price at January 28, 2022 and January 31, 2025, adjusted for any dividends paid.

Based on the above achievement, subsequent to the end of fiscal 2024, the Compensation Committee approved a performance award, with an effective grant date of April 1, 2025, totaling $2.4 million, to be payable in a combination of 50% cash and 50% RSUs. All awards are subject to further vesting through August 31, 2025.

Approximately $1.3 million of the $2.4 million of the 2022-2024 LTIP award was earned by the Named Executive Officers.

The following is a summary of the awards granted to our Named Executive Officers on April 1, 2025 as a result of achieving the performance metrics under the 2022-2024 LTIP:

Name	RSUs	Cash
Harvey S. Kanter	$361,250	$361,250
Peter H. Stratton, Jr.	$91,575	$91,575
Anthony J. Gaeta	$56,875	$56,875
Robert S. Molloy	$67,550	$67,550
James F. Reath	$54,763	$54,763

2023-2025 LTIP and 2024-2026 LTIP

The following is a summary of the 2023-2025 LTIP and 2024-2026 LTIP in effect, but not completed, during fiscal 2024:

Summary of LTIPs	2023-2025		2024-2026
Effective date	May 1, 2023		April 1, 2024
Performance period	3yrs		3yrs
End of Performance Period	January 31, 2026		January 30, 2027
Target cash value	Annual Salary * Participation Rate		Annual Salary * Participation Rate
	Time-Based	Performance-Based	Time-Based	Performance-Based
Allocation of Target Cash Value	50%	50%	50%	50%
Award type	at effective date: 50% RSUs 50% Cash	RSUs, Cash or a combination thereof, when earned	at effective date: 50% RSUs 50% Cash	RSUs, Cash or a combination thereof, when earned
Vesting period	25% May 1, 2024 25% April 1, 2025 25% April 1, 2026 25% April 1, 2027	any award earned subject to additional vesting through August 31, 2026	25% April 1, 2025 25% April 1, 2026 25% April 1, 2027 25% April 1, 2028	any award earned subject to additional vesting through August 31, 2027

Performance Targets (1):	Target:	Min/Max Payout:	Target:	Min/Max Payout:
	3-yr. relative TSR as compared to 2023 disclosed proxy peers (2) (100% weight)	100% payout at target (2nd quartile), with 50% payout (3rd quartile) and 150% payout (1st quartile). No payout in the 4th quartile.	3-yr. relative TSR as compared to 2024 disclosed proxy peers (3) (100% weight)	100% payout at target (2nd quartile), with 50% payout (3rd quartile) and 150% payout (1st quartile). No payout in the 4th quartile.

(1)
The Compensation Committee established just one performance metric, “Three-Year Relative Total Shareholder Return,” for both LTIPs and believed that this metric appropriately aligned management with the interests of our stockholders.
(2)
For the Company and each of its 2023 disclosed proxy peers, the three-year relative TSR will be calculated as the percentage change in the 30-day trailing volume-weighted average closing stock price at January 27, 2023 and January 30, 2026, adjusted for any dividends paid.
(3)
For the Company and each of its 2024 disclosed proxy peers, the three-year relative TSR will be calculated as the percentage change in the 30-day trailing volume-weighted average closing stock price at January 31, 2024 and January 29, 2027, adjusted for any dividends paid.

At the time of establishing the performance targets, the Compensation Committee believed that the single performance metric of a Three-Year Relative Total Shareholder Return reflected the Company’s primary objective of earnings growth and driving stockholder return.

The following table illustrates the components of the LTIPs with the respective vesting dates, illustrating that the time-based portion of the LTIP acts as a retention tool:

		% of	Vesting of Awards by Fiscal Year:
Approval date	Performance Period	total award	2024	2025	2026	2027	2028
May 1, 2023	2023-2025 LTIP
	Time-Based Awards, vest April 1 (1), subject to forfeiture	50%	25%	25%	25%	25%	—
	Performance-Based Awards- vest August 31, if achieved	50%	—	—	100%	—	—

April 1, 2024	2024-2026 LTIP
	Time-Based Awards, vest April 1 (1), subject to forfeiture	50%	—	25%	25%	25%	25%
	Performance-Based Awards- vest August 31, if achieved	50%	—	—	—	100%	—
(1)
The first tranche of time-based awards vests on April 1 following the end of the first year of the performance period or one year from the date of grant, whichever is later.

2025-2027 LTIP

Effective April 1, 2025, the Compensation Committee established and approved the metric for the 2025-2027 LTIP. Consistent with previous years, the Compensation Committee established a three-year relative TSR as the only metric under the 2025-2027 LTIP. The Compensation Committee believes that the selection of a relative TSR against the Company’s 2025 peers (see “Our Peer Group”) aligns the interests of the LTIP participants with the interests of the Company’s stockholders. The Compensation Committee granted the time-based awards for the 2025-2027 LTIP in a combination of 50% RSUs and 50% cash.

•
Discretionary Cash and Equity Awards

No discretionary cash or equity awards were granted to our Named Executive Officers in fiscal 2024.

•
Other Compensation

We offer our senior executives, including our Named Executive Officers, supplemental disability insurance and long-term care and pay a portion of the premiums, which we do not pay for our other employees.

Our Named Executive Officers also receive benefits under certain group health, long-term disability and life insurance plans that are generally available to all of our eligible employees.

After six months of service with us, all of our employees, including our Named Executive Officers, are eligible to participate in a 401(k) savings plan and, after one year of employment with us, are eligible for a Company match. Under the 401(k) savings plan, the Company offers a qualified automatic contribution arrangement (“QACA”), with the Company matching 100% of the first 1% of deferred compensation and 50% of the next 5% (with a maximum contribution of 3.5% of eligible compensation).

We have employment agreements with our CEO and all of our other Named Executive Officers. Upon termination of employment, each executive is entitled to receive severance payments under his or her employment agreement(s) and under the Company’s incentive programs in the event of a termination without justifiable cause. These employment agreements and incentive programs, as they relate to terminations, are discussed in detail below in the “Employment Agreements” section following the “Summary Compensation Table” section. Our employment agreements do not contain any tax gross-ups pursuant to Section 280(g) of the Internal Revenue Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Willem Mesdag, Chair
Jack Boyle
Lionel F. Conacher

EXECUTIVE COMPENSATION

Summary Compensation Table. The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by us with respect to our Named Executive Officers for fiscal 2024.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Harvey S. Kanter	2024	$850,000	—	$722,498	—	$1,162,110	$159,960	$2,894,568
President and Chief Executive	2023	$866,346	—	$2,765,938	—	$2,167,112	$159,627	$5,959,023
Officer	2022	$830,539	—	$829,813	—	$2,402,969	$158,560	$4,221,881

Peter H. Stratton, Jr.	2024	$415,923	—	$183,147	—	$305,343	$27,498	$931,911
Executive Vice President, Chief	2023	$414,827	—	$91,571	—	$514,760	$27,122	$1,048,280
Financial Officer and Treasurer	2022	$405,846	—	$195,263	—	$526,585	$26,172	$1,153,866

Anthony J. Gaeta	2024	$408,769	—	$126,874	—	$219,772	$24,048	$779,463
Chief Stores and Real Estate	2023	$391,827	—	$56,872	—	$400,383	$23,678	$872,760
Officer	2022	$322,115	—	$134,310	—	$352,030	$22,565	$831,020

Robert S. Molloy	2024	$394,462	—	$135,099	—	$240,958	$28,546	$799,065
General Counsel and Secretary	2023	$393,423	—	$67,549	—	$458,060	$29,302	$948,334
	2022	$384,942	—	$165,988	—	$434,942	$28,295	$1,014,167

James F. Reath	2024	$408,769	—	$124,762	—	$207,949	$39,171	$780,651
Chief Marketing Officer

(1)
The amounts reflect the fair value, as of the grant date, of awards computed in accordance with the Financial Accounting Standards Board ASC Topic 718, and not the actual amounts paid to or realized by the Named Executive Officers during the applicable fiscal year. The fair value of stock option awards was estimated as of the date of grant using a Black-Scholes valuation model. The fair value of performance stock units, with a market condition, was valued as of the date of grant using a Monte Carlo valuation model. Additional information regarding the assumptions used to estimate the fair value of all awards is included in Note A and Note I to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025.
(2)
See the table "Stock Awards" below for a breakdown of 2024 amounts reflected in this column.

The fair value associated with the performance-based component of the equity awards under the 2024-2026 LTIP was determined based on the probable outcome of the performance conditions as of the service-inception date. Because the achievement of the performance targets under the 2024-2026 LTIP was not deemed probable as of the service-inception date, no value was attributed to the performance-based portion of these awards. In addition, performance-based compensation is a liability-based award until earned, at which time it can be settled in a combination of cash and/or equity. The following table reflects the fair value of the performance-based equity portion of the 2024-2026 LTIP assuming that 50% of the award is settled in equity and that the payout achieved is the highest level of performance for each of the Named Executive Officers:

Harvey S. Kanter	$541,875
Peter H. Stratton, Jr.	$137,363
Anthony J. Gaeta	$105,000
Robert S. Molloy	$101,325
James F. Reath	$105,000
(3)
Represents cash awards earned under the 2024 AIP, cash earned under the performance-based component of the 2022-2024 LTIP, the fourth tranche of time-vested cash of the 2020-2022 LTIP, the third tranche of time-vested cash under the 2021-2023 LTIP, the second tranche of time-vested cash under the 2022-2024 LTIP and the first tranche of time-vested cash under the 2023-2025 LTIP. See table “2024 Non-Equity (Cash) Incentive Plan Compensation” below for additional detail.
(4)
See table “All Other Compensation” below for a breakdown of 2024 amounts reflected in this column.

Stock Awards. The following table provides a breakdown of the amounts in fiscal 2024 in the “Stock Awards” column of the Summary Compensation Table above:

Name	2022-2024 LTIP Performance Based (1)	2024-2026 LTIP Time-Based (2)	Total Stock Awards
Harvey S. Kanter	$361,250	$361,248	$722,498
Peter H. Stratton, Jr.	$91,575	$91,572	$183,147
Anthony J. Gaeta	$56,875	$69,999	$126,874
Robert S. Molloy	$67,550	$67,549	$135,099
James F. Reath	$54,763	$69,999	$124,762
(1)
Represents the grant-date fair value of RSUs granted on April 1, 2025 as a result of the Company's achieving its performance targets under the 2022-2024 LTIP. The RSUs are subject to vesting through August 31, 2025.
(2)
Represents the grant-date fair value of time-based RSUs issued under the 2024-2026 LTIP, which vest in four tranches with the first 25% vesting on April 1, 2025 and the remaining tranches vesting on April 1, 2026, April 1, 2027, and April 1, 2028.

2024 Non-Equity (Cash) Incentive Plan Compensation. The following table provides a breakdown of the amounts for fiscal 2024 in the “2024 Non-Equity (Cash) Incentive Plan Compensation” column of the Summary Compensation Table above:

Name	Annual Incentive Plan (1)	2022-2024 LTIP Performance-Based(2)	2020-2022 LTIP Time-Based(3)	2021-2023 LTIP Time-Based (3)	2022-2024 LTIP Time-Based (3)	2023-2025 LTIP Time-Based (3)	Total Non- Equity (Cash)
Harvey S. Kanter	$425,000	$361,250	$78,094	$117,141	$90,312	$90,313	$1,162,110
Peter H. Stratton, Jr.	$124,777	$91,575	$17,282	$25,921	$22,894	$22,894	$305,343
Anthony J. Gaeta	$102,192	$56,875	$12,907	$19,360	$14,219	$14,219	$219,772
Robert S. Molloy	$98,616	$67,550	$16,407	$24,610	$16,887	$16,888	$240,958
James F. Reath	$102,192	$54,763	$4,007	$15,796	$13,691	$17,500	$207,949
(1)
Each Named Executive Officer earned a cash bonus under the 2024 AIP. See “Compensation, Discussion and Analysis-Compensation Components and Fiscal 2024 Compensation Decisions, Performance-based annual incentive plan and Long-term incentive plans” for more information about the payouts under the 2024 AIP.
(2)
Represents the cash award earned under the performance-based component of the 2022-2024 LTIP that was granted on April 1, 2025, with additional vesting through August 31, 2025. At the discretion of the Compensation Committee, the settlement of this liability-based award can be settled in cash, equity, or a combination thereof. For the 2022-2024 LTIP, the Compensation Committee voted to settle the performance-based award in a combination of 50% cash and 50% RSUs.
(3)
Represents the vesting of the fourth tranche of the time-based cash award granted in June 2020 under the 2020-2022 LTIP, the third tranche of the time-based cash award granted in March 2021 under the 2021-2023 LTIP, the second tranche of the time-based cash award granted in April 2022 under the 2022-2024 LTIP and the first tranche of the time-based cash award granted in April 2023 under the 2023-2025 LTIP. See “Compensation, Discussion and Analysis-Compensation Components and Fiscal 2024 Compensation Decisions, Performance-based annual incentive plan and Long-term incentive plans” for more information.

All Other Compensation. The following table provides a breakdown of the amounts for fiscal 2024 in the “All Other Compensation” of the Summary Compensation Table above:

Name	Auto Allowance	401(k)	Long-Term Healthcare Premiums	Supplemental Disability Insurance	Travel Allowance	Other	Total Other Compensation
Harvey S. Kanter	$10,000	$12,075	$12,876	$5,009	$120,000	$—	$159,960
Peter H. Stratton, Jr.	$8,400	$12,075	$3,885	$3,063	$—	$75	$27,498
Anthony J. Gaeta	$8,400	$12,075	$—	$3,573	$—	$—	$24,048
Robert S. Molloy	$8,400	$12,075	$4,818	$3,253	$—	$—	$28,546
James F. Reath	$8,400	$12,075	$14,473	$4,223	$—	$—	$39,171

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, the Company is providing the following information about the relationship between the annual total compensation of the Company’s employees and the annual total compensation of the Company’s CEO. Our CEO-to-employee pay ratio has been calculated in accordance with Item 402(u) of Regulation S-K under the Exchange Act.

Under Instruction 2 to Item 402(u), the median-paid employee may be identified once every three years if there is no impact to the pay ratio disclosure. We last identified our median employee on December 31, 2023. There has been no change in our employee population or employee compensation arrangements since that time that we believe would significantly impact the pay ratio disclosure for 2024 and require the identification of a new median employee.

The total annual compensation for our CEO, Mr. Kanter, for fiscal 2024, as shown in the “Summary Compensation Table,” was $2,894,568. The total annual compensation for our median employee, who is a full-time 40-hour employee, was $50,013, calculated using the same methodology as used in the “Summary Compensation Table.” Based on this information, for fiscal 2024, the ratio of the annual total compensation of Mr. Kanter, our CEO, to the median of the annual total compensation of all employees was 58 to 1. The methodology used to identify the median employee in 2023 was to evaluate all employees, other than our CEO, employed by the Company as of December 31, 2023, and performed the following:

•
We determined that, as of December 31, 2023, our employee population consisted of approximately 1,308 individuals, with 1,305 of these individuals located in the U.S. and 3 of these individuals located outside of the U.S. This population includes our full-time, part-time, and seasonal or temporary employees. Approximately 79% of our total employee population at December 31, 2023 was considered full-time employees.
•
To identify the “median employee” from our employee population, we compared the amount of compensation of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for the year ended December 31, 2023.
•
We annualized the compensation for any permanent full-time or part-time employees who started employment at the Company during calendar 2023. We did not annualize the compensation for any seasonal or temporary employees.
•
We excluded employees located outside of the U.S. under the de minimis exception to the pay ratio rule, which permits exclusion if a company’s non-U.S. employees account for 5% or less of its total employees. Accordingly, we have excluded three associates located in Hong Kong.

Pay Versus Performance Table

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, below is the disclosure regarding executive compensation for Harvey S. Kanter, our principal executive officer (“PEO”), our non-PEO NEOs, and our Company's financial performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our NEO's. These amounts reflect total compensation per the “Summary Compensation Table,” with certain required adjustments as described in the following table and footnotes.

For more information concerning our philosophy of how we align compensation for our NEOs to certain performance metrics, refer to the “Compensation Discussion and Analysis” above.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(4)	Net Income (Loss) ($)(000's)	Adjusted EBITDA (Non-GAAP) ($)(000's)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$2,894,568	$844,299	$822,773	$712,029	$245.05	$173.20	$3,055	$19,913
2023	$5,959,023	$2,431,858	$929,250	$464,918	$374.77	$141.23	$27,854	$55,893
2022	$4,221,881	$7,093,048	$954,500	$1,482,529	$663.06	$124.59	$89,123	$73,808
2021	$3,616,278	$13,729,433	$909,752	$1,878,242	$390.09	$114.78	$56,713	$76,862
2020	$2,110,929	$2,270,835	$579,831	$563,984	$72.07	$106.22	$(64,538)	$(24,197)
(1)
For each fiscal year, the following table is a reconciliation of the adjustments between the compensation for our PEO per the Summary Compensation Table (column (b)) and Compensation Actually Paid (column (c)):

Fiscal Year:	2020	2021	2022	2023	2024
Summary Compensation Table ("SCT") Total for PEO (column (b))	$2,110,929	$3,616,278	$4,221,881	$5,959,023	$2,894,568
Deduct - SCT "Stock Award" value	—	(443,260)	(829,813)	(2,765,938)	(722,498)
Deduct - SCT "Option Award" value	(436,880)	(207,035)	—	—	—
Add or Deduct - year-over-year change in fair value of equity awards granted in prior year that vested in current year	(81,267)	4,203,022	227,798	(1,201,866)	(242,851)
Add or Deduct - year-over-year change in fair value of equity awards granted in prior year that are outstanding and unvested as of the current year-end	(59,872)	4,412,134	2,474,982	(1,524,935)	(1,722,956)
Add - year-end fair value of equity awards granted in the current year that are outstanding and unvested as of the current year-end	737,926	2,148,295	998,200	1,982,373	638,036
Add or Deduct - vesting date fair value of equity awards granted and vested in current year	—	—	—	—	—
Deduct - fair value as of prior year end of equity awards granted in prior years that failed to vest in the current year	—	—	—	(16,800)	—
Compensation Actually Paid to PEO (column (c))	$2,270,835	$13,729,433	$7,093,048	$2,431,858	$844,299

(2)
Our Non-PEO NEOs for fiscal 2024 were Peter H. Stratton, Anthony J. Gaeta, Robert S. Molloy and James F. Reath. For fiscal 2023 and fiscal 2022 our Non-PEO NEOs were Messrs. Stratton, Gaeta, Molloy and Allison Surette, our Chief

Merchandising Officer. For fiscal 2021 and fiscal 2020, our Non-PEO NEOs were Messrs. Stratton, Molloy, Gaeta and Ujjwal Dhoot, our former Chief Marketing Officer.
(3)
For each fiscal year, the following table is a reconciliation of the adjustments between the average compensation for our Non-PEO NEOs per the Summary Compensation Table (column (d)) and average Compensation Actually Paid to Non-PEO NEOs (column (e)):

Fiscal Year:	2020	2021	2022	2023	2024
Average Summary Compensation Table Total for Non-PEO NEOs (column (d))	$579,831	$909,752	$954,500	$929,250	$822,773
Deduct - SCT "Stock Award" value	—	(79,352)	(156,331)	(69,310)	(142,471)
Deduct - SCT "Option Award" value	(53,009)	(44,496)	—	—	—
Add or Deduct - year-over-year change in fair value of equity awards granted in prior year that vested in current year	(44,540)	122,413	31,521	(158,089)	(43,328)
Add or Deduct - year-over-year change in fair value of equity awards granted in prior year that are outstanding and unvested as of the current year-end	(14,636)	524,801	464,934	(302,611)	(49,931)
Add - year-end fair value of equity awards granted in the current year that are outstanding and unvested as of the current year-end	96,338	445,124	187,905	65,679	124,986
Add or Deduct - vesting date fair value of equity awards granted and vested in current year	—	—	—	—	—
Deduct - fair value as of prior year end of equity awards granted in prior years that failed to vest in the current year	—	—	—	—	—
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$563,984	$1,878,242	$1,482,529	$464,918	$712,029

(4)
The Peer Group TSR used in this table is the Dow Jones U.S. Apparel Retailers Index (assuming reinvestment of all dividends), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K, included in our Annual Report on Form 10-K for the year ended February 1, 2025. The comparison assumes that $100 was invested for the period starting January 31, 2020 through the end of each fiscal year.
(5)
We have identified Adjusted EBITDA as our Company Selected Measure. Adjusted EBITDA is a Non-GAAP financial measure. For our Company, Adjusted EBITDA represents earnings before interest, taxes and depreciation and amortization and before the loss from termination of retirement plans, non-recurring accrual for estimated legal settlement costs, and asset impairment (gain), if any.

Pay Versus Performance Relationships Descriptions

The following charts depict the relationships between Compensation Actually Paid ("CAP") for our PEO and non-PEO NEOs and the financial metrics included in the table above.

Description of Relationship Between PEO and Non-PEO CAP and Company's TSR

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years.

CAP vs. Company TSR
Compensation Actually Paid
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$700
$600
$500
$400
$300
$200
$100
$-
Cumulative Company TSR
(value of initial $100 investment)
$72.07
$390.09
$663.06
$374.77
$245.05
2020
2021
2022
2023
2024
PEO
Average for Non-PEO NEOs
Company TSR

Description of Relationship Between the Company TSR and Peer Group Cumulative TSR

The following chart shows the cumulative TSR of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, versus the Dow Jones U.S. Apparel Retailers, assuming an initial fixed $100 investment on January 30, 2020 (end of fiscal 2019) and computed in accordance with the requirements of Item 402(v) of Regulation S-K.

Company TSR vs. Peer Group TSR

$750
$650
$550
$450
$350
$250
$150
$50
Cumulative TSR
(value of initial $100 investment)

	January 31, 2020	January 29, 2021	January 28, 2022	January 27, 2023	February 2, 2024	February 1, 2025
Company Cumulative TSR	$100.00	$72.07	$390.09	$663.06	$374.77	$245.05
Peer Group Cumulative TSR	$100.00	$106.22	$114.78	$124.59	$141.23	$173.20

Description of Relationship Between PEO and Non-PEO NEO CAP and Net Income (Loss)

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs and net income (loss) during the five most recently completed fiscal years. Net income for fiscal 2022 included a non-recurring tax benefit related to the release of our tax valuation allowance of $31.6 million.

CAP vs. Net Income (Loss)
Compensation Actually Paid
$13,000,000
$10,000,000
$7,000,000
$4,000,000
$1,000,000
$(2,000,000)
Net Income (in thousands)
$95,000
$75,000
$55,000
$35,000
$15,000
$(5,000)
$(25,000)
$(45,000)
$(65,000)
$(64,538)
$56,713
$89,123
$27,854
$3,055
2020
2021
2022
2023
2024
PEO
Average for Non-PEO NEOs
Net Income (Loss)

Description of Relationship Between PEO and Non-PEO NEO CAP and Company-Selected Measure

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and Adjusted EBITDA, a non-GAAP measure (our Company-Selected Measure) during the five most recently completed fiscal years.

CAP vs. Adjusted EBITDA
Compensation Actually Paid
$13,000,000
$11,000,000
$9,000,000
$7,000,000
$5,000,000
$3,000,000
$1,000,000
$(1,000,000)
Adjusted EBITDA (in thousands)
$90,000
$70,000
$50,000
$30,000
$10,000
$(10,000)
$(30,000)
$(24,197)
$76,862
$73,808
$55,893
$19,913
2020
2021
2022
2023
2024
PEO
Average for Non-PEO NEOs
Adjusted EBITDA

Tabular List of Most Important Performance Measures

As discussed above in more detail under "Compensation Discussion and Analysis - Compensation Components and Fiscal 2024 Compensation Decisions," the Compensation Committee uses several financial and operational performance measures in making its compensation decisions. The following list represents the most important financial performance measures used by the Company to link CAP to our PEO and other NEOs to Company performance for fiscal 2024.

• Adjusted EBITDA (a non-GAAP measure)
• TSR
• Sales Growth

Employment Agreements

Harvey S. Kanter, President, Chief Executive Officer and Director

On February 19, 2019, we entered into an employment agreement with Mr. Kanter, pursuant to which Mr. Kanter was appointed as President and Chief Executive Officer and a director of the Company effective April 1, 2019. From February 19, 2019 to March 31, 2019, Mr. Kanter served as an Advisor to the Acting CEO. The initial term of the agreement was three years and could be automatically renewed upon the same terms and conditions for successive periods of one year, unless either party terminated the agreement in accordance with its terms.

In February 2022, the Compensation Committee engaged Segal to review Mr. Kanter’s direct compensation. Effective April 1, 2022, the Company and Mr. Kanter entered into an updated employment agreement (the “Employment Agreement”). The initial term of the Employment Agreement was for three years, unless terminated earlier in accordance with its terms (the “Initial Term”).

On August 11, 2023, the Company and Mr. Kanter entered into the First Amendment (the “Amendment”) to the Employment Agreement (as amended, the “Amended Employment Agreement”). The Amendment extended the initial term of Mr. Kanter’s employment from April 1, 2025 to August 11, 2026, unless terminated earlier in accordance with the terms of the Amended Employment Agreement (the “Initial Term”). At the expiration of the Initial Term, the Amended Employment Agreement will automatically renew, upon the same terms and conditions, for successive periods of one year, unless either party provides advance written notice in accordance with the terms of the Amended Employment Agreement.

Pursuant to his Amended Employment Agreement, Mr. Kanter receives an annual base salary of $850,000 as President and Chief Executive Officer with an annual automobile allowance of $10,000. Mr. Kanter receives a quarterly travel allowance in the amount of $30,000, which is intended to be used for travel between Mr. Kanter’s home and the Company’s corporate offices.

In connection with the extension of the Initial Term under the Amendment, Mr. Kanter received 573,000 performance share units (“PSUs”) to be settled in shares of the Company’s common stock upon vesting. The award will vest, if at all, in nine installments, when the trailing 30-day volume-weighted average closing price of a share of the Company’s common stock meets or exceeds $6.50, $6.75, $7.00, $7.25, $7.50, $7.75, $8.00, $8.25, and $8.50, respectively, subject to a minimum one-year vesting from the date of grant. Any unvested PSUs will expire on August 11, 2026.

Mr. Kanter is eligible to participate in our annual incentive plan at a target rate of 100% of his earned salary, up to a maximum payout of up to 200% of target. Mr. Kanter is also eligible to participate in our long-term incentive plans at a target bonus equal to 170% of his base salary in effect on the effective date of participation. Pursuant to the terms of the LTIP, 50% of any award will be time-based compensation and 50% will be performance-based compensation. The maximum payout of performance-based compensation is 150% of target.

Pursuant to the Amended Employment Agreement, if Mr. Kanter terminates his employment for Good Reason (as defined in the Amended Employment Agreement) or the Company terminates his employment without Justifiable Cause (as defined in the Amended Employment Agreement):

(i)
During the Initial Term of the Amended Employment Agreement, Mr. Kanter will be eligible to receive, subject to certain requirements described in the Employment Agreement, a severance payment equal to (x) the base salary that he would have been paid through the end of the Initial Term plus (y) bonuses under the AIP for the remaining partial and complete fiscal years in the Initial Term as if Mr. Kanter had remained employed through the end of the Initial Term. Bonuses will be calculated assuming target and any partial year will be prorated. The severance payment will be paid in 24 monthly installments;
(ii)
During any one-year period that commences after the end of the Initial Term, Mr. Kanter will be eligible to receive a payment equal to (x) his then-current base salary plus (y) the then value of his target bonus under the AIP, payable in 24 monthly installments; and

(iii)
If the Company timely elects not to renew the Amended Employment Agreement after the Initial Term, Mr. Kanter will be eligible to receive a payment equal to (x) three months of his then-current base salary plus (y) the then value of 25% of his target bonus under the AIP, payable in 24 monthly installments.

If Mr. Kanter’s employment is terminated by him for Good Reason or by the Company without Justifiable Cause during the one-year period following a Change in Control (as defined in the 2016 Plan), then Mr. Kanter will be eligible to receive, subject to certain requirements described in the Employment Agreement, a payment equal to (i) two times his then-current base salary plus (ii) the then value of two times his target bonus under the AIP, generally payable in a lump sum within 60 days of the termination of his employment following a Change in Control.

In addition, if a termination of Mr. Kanter’s employment prior to the expiration of the Initial Term meets the requirements of a Structured Retirement (as defined in the LTIP, as described above) such termination will be deemed to be a termination by the Company without Justifiable Cause. Additionally, for purposes of the AIP, a termination of his employment that meets the requirements of a Structured Retirement and that occurs at any time during the employment term (including after the Initial Term) will be deemed to be a termination by the Company without Justifiable Cause under the AIP.

Employment Agreements with Other Named Executive Officers

We have employment agreements with each of Named Executive Officers other than our CEO (collectively, the “NEO Employment Agreements”). The term of each NEO Employment Agreement begins on the respective effective date and continues until terminated by either party. Our Named Executive Officers are eligible to participate in our AIP. Each Named Executive Officer is entitled to vacation and to participate in and receive any other benefits customarily provided by us to our senior executives.

Each of the NEO Employment Agreements provides that, if the executive officer’s employment is terminated by us at any time for any reason other than “justifiable cause” (as defined in the NEO Employment Agreements), disability or death, we are required to pay the executive the executive’s then-current base salary for five months after the effective date of such termination. This severance benefit is conditioned upon the executive’s execution of a general release. These payments are not made if the executive is terminated with “justifiable cause,” the executive resigns, or the executive dies or becomes disabled. The Named Executive Officers would also be entitled to additional payments or acceleration of awards under the AIP and LTIP programs, in accordance with the terms of those plans.

If the Named Executive Officer’s employment is terminated at any time within one year following a Change of Control (as defined in the NEO Employment Agreements) other than for “justifiable cause,” or if the executive resigns for “good reason” (as defined in the NEO Employment Agreements), then we will be obligated to pay the executive an amount equal to twelve months of the executive’s highest base salary in effect at any time during the six-month period ending on the date of the Change of Control. This payment also is conditioned upon the executive’s execution of a general release. Payments made under this provision are to be reduced if and to the extent necessary to avoid any payments or benefits to the executive being treated as “excess parachute payments” within the meaning of Section 280G(b)(i) of the Internal Revenue Code.

The NEO Employment Agreements contain confidentiality provisions pursuant to which each executive agrees not to disclose confidential information regarding our Company. The NEO Employment Agreements also contain covenants pursuant to which each executive agrees, during the term of his/her employment and for a one-year period following the termination of his/her employment, not to have any connection with any business that is a specialty retailer that primarily distributes, sells or markets so-called “big and tall” apparel of any kind for men or that utilizes the “big and tall” retail or wholesale marketing concept as part of its business.

Estimated Potential Payments to Named Executive Officers

The following table shows the payments that would be made to our Named Executive Officers assuming a “termination without cause” or a “resignation for good reason” (each a “Qualifying Termination”) or a Qualifying Termination following a Change in Control, as described in the employment agreements, as of February 1, 2025.

			Long-Term Incentive Plan
Name	Continued Base Salary(1)	Annual Incentive Plan (2)	Time- Based Awards (3) (5)	Performance- Based Compensation (4)(5)	Total Potential Payments
Harvey S. Kanter
Qualifying Termination	$2,620,833	$425,000	$981,256	$1,445,872	$5,472,961
Qualifying Termination due to change in control	$3,400,000	$425,000	$981,256	$1,445,872	$6,252,128
Peter H. Stratton, Jr.
Qualifying Termination	$209,605	$124,777	$250,124	$366,521	$951,027
Qualifying Termination due to change in control	$419,210	$124,777	$250,124	$366,521	$1,160,632
Anthony J. Gaeta
Qualifying Termination	$206,000	$102,192	$173,948	$236,363	$718,503
Qualifying Termination due to change in control	$412,000	$102,192	$173,948	$236,363	$924,503
Robert S. Molloy
Qualifying Termination	$198,790	$98,616	$197,980	$270,363	$765,749
Qualifying Termination due to change in control	$397,580	$98,616	$197,980	$270,363	$964,539
James F. Reath
Qualifying Termination	$206,000	$102,192	$144,075	$249,695	$701,962
Qualifying Termination due to change in control	$412,000	$102,192	$144,075	$249,695	$907,962
(1)
Because Mr. Kanter was in the Initial Term of his Amended Employment Agreement as of February 1, 2025, for a Qualifying Termination, Mr. Kanter would have been entitled to receive, as continued base salary, the sum of the remaining base salary and annual incentive payout, assuming target, that he would have received during the Initial Term of his employment. For the other Named Executive Officers, continued base salary for Qualifying Termination assumes six months of salary, which includes one month for notice. Continued base salary for Qualifying Termination due to change in control is the sum of two times base salary plus the then-amount of the annual incentive payout at target for Mr. Kanter and one-year base salary for the other Named Executive Officers.
(2)
These amounts represent the actual incentive earned for 2024 AIP. See “Compensation Discussion and Analysis - Compensation Components and Fiscal 2024 Compensation Decisions - Discretionary Cash and Equity Awards” for more information regarding this award.
(3)
Time-based awards under our LTIPs represent time-based RSUs and stock options under our 2021-2023 LTIP, 2022-2024 LTIP, 2023-2025 LTIP and 2024-2026 LTIP. Because the respective performance periods for the 2021-2023 LTIP and 2022-2024 LTIP would have been complete as of February 1, 2025, all outstanding awards would have become fully vested under both a Qualifying Termination and Qualifying Termination due to a change in control. Because the 2023-2025 LTIP would have completed the second year of its performance period and the 2024-2026 LTIP would have completed the first year of its performance period, as of February 1, 2025, each participant would have vested in RSUs and stock options based on a pro-rata vesting percentage, which is calculated based on the number of effective days of participation over the total number of days in the performance period.
(4)
Includes the actual performance award earned under the 2022-2024 LTIP. Because the performance periods for the 2023-2025 LTIP and the 2024-2026 LTIP were not complete as of February 1, 2025, for a Qualifying Termination, each participant would be entitled to receive a pro-rated vesting percentage at the end of the performance period for each of the respective LTIPs based on the actual performance level achieved. The above table assumes the performance level achieved is at target. For a Qualifying Termination due to a change in control, each participant would be entitled to receive a pro-rated vesting percentage at the date of the change in control at target. Mr. Kanter’s 573,000 PSUs would forfeit unexercised unless, during the 30 days following his termination, a performance target is achieved. In such case, he would be entitled to any unvested PSUs that would have vested as though he had not been terminated.
(5)
All time-based RSUs awards that would vest upon an assumed termination on February 1, 2025 were valued using the closing stock price of our stock on January 31, 2025 of $2.72 per share. The value of all outstanding stock options that would become exercisable upon an assumed termination on February 1, 2025 were valued using the spread between the closing stock price of our stock on January 31, 2025 and the respective exercise price of such stock option.

Clawback Policies

Executive Clawback Policy. The Board adopted a clawback policy (the “Executive Clawback Policy”) that complies with the final SEC regulations mandated by the Dodd-Frank Act and Nasdaq Listing Rule 5608. The Executive Clawback Policy provides for repayment of incentive-based compensation in the event of an accounting restatement resulting from noncompliance with financial reporting requirements under federal securities laws. The policy applies to current and former executives and requires reimbursement or forfeiture of any excess incentive compensation received by an executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. The Executive Clawback Policy is in addition to the Company’s other clawback policies and provisions described below.

Other Clawback Policies and Provisions. Our employment agreements with members of our senior management and our long-term incentive plans contain clawback provisions that provide for remedies in the event that we learn, after a senior executive is terminated by us other than for “justifiable cause,” that the senior executive could have been terminated for “justifiable cause.” In addition, since August 2018, we have had an executive incentive pay clawback policy that permits the Company to recover incentive-based cash and/or equity compensation from current and former executive officers of the Company in certain circumstances.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

We do not have any formal policies and practices regarding the timing of awards of options in relation to material non-public information (“MNPI”). The Compensation Committee is solely responsible for the approval of equity stock option awards made to our CEO and other NEOs. The Compensation Committee and the General Counsel monitor our equity grant practices to ensure that such practices comply with governing regulations and are consistent with good corporate practice. Although we do not have any formal policies and practices with respect to the timing of awards of options, the Compensation Committee generally grants equity awards on a predetermined schedule and the Board and the Compensation Committee do not take MNPI into account when determining the timing and terms of such awards. In addition, we do not grant equity awards in anticipation of the release of MNPI, and we do not time the disclosure of MNPI for the purpose of affecting the value of executive compensation.

The majority of equity awards granted on an annual basis are pursuant to our LTIP. Under the LTIP, the Compensation Committee must annually approve the three-year performance target(s) within the first 25% of the applicable three-year performance period to be effective. Historically, the Compensation Committee has discussed and approved such targets during one of its meetings in the spring of the first year of the performance period, at which time it will also approve the grant of time-based awards under the applicable LTIP and the grant of any performance-based awards earned under a prior year’s completed LTIP. Such awards may be granted, at the sole discretion of the Compensation Committee, as a combination of cash, stock options or RSUs. Because the Compensation Committee’s approval of such awards is likely to occur prior to our release of fiscal year earnings and we therefore possess MNPI, the Compensation Committee sets a future grant date that is first subject to the Audit Committee’s approval of the recently concluded fiscal year’s financial results and the filing of our Annual Report on Form 10-K and/or the furnishing of our earnings release, which has historically been greater than four days.

The Compensation Committee may also make off-cycle grants throughout the year in connection with new hires, promotions or role transitions. The timing of the grant is generally tied to the event giving rise to the award, such as an executive officer’s commencement of employment or a promotion effective date. As a result, the timing of the grant occurs independent of the release of any MNPI. During fiscal 2024, we had no grants of stock options or similar equity instruments.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to plan-based awards granted to the Named Executive Officers in fiscal 2024.

2024 GRANTS OF PLAN-BASED AWARDS

		Service	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
	Grant	Inception	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
	Date	Date	($)	($)	($)	($) (1)	($) (1)	($) (1)	(#)	(#)	($ / Sh)	($)
Harvey S. Kanter
2024 AIP (2)		4/27/2023	$170,000	$850,000	$1,700,000	—	—	—	—	—	—	—
2024-2026 LTIP, Time-Based (3)	4/1/2024	2/4/2024	—	$361,250	—	—	—	—	101,760	—	—	$361,249
2024-2026 LTIP, Performance-Based (3)	4/1/2024	2/4/2024	$180,625	$361,250	$541,875	$180,625	$361,250	$541,875	—	—	—	—
Peter H. Stratton, Jr.
2024 AIP (2)		4/27/2023	$49,911	$249,554	$374,331	—	—	—	—	—	—	—
2024-2026 LTIP, Time-Based (3)	5/1/2023	1/29/2023	—	$91,575	—	—	—	—	25,795	—	—	$91,571
2024-2026 LTIP, Performance-Based (3)	5/1/2023	1/29/2023	$45,788	$91,575	$137,363	$45,788	$91,575	$137,363	—	—	—	—
Anthony J. Gaeta
2024 AIP (2)		4/27/2023	$40,877	$204,385	$306,577	—	—	—	—	—	—	—
2024-2026 LTIP, Time-Based (3)	5/1/2023	1/29/2023	—	$70,000	—	—	—	—	19,718	—	—	$70,000
2024-2026 LTIP, Performance-Based (3)	5/1/2023	1/29/2023	$35,000	$70,000	$105,000	$35,000	$70,000	$105,000	—	—	—	—
Robert S. Molloy
2024 AIP (2)		4/27/2023	$39,446	$197,231	$295,847	—	—	—	—	—	—	—
2024-2026 LTIP, Time-Based (3)	5/1/2023	1/29/2023	—	$67,550	—	—	—	—	19,028	—	—	$67,550
2024-2026 LTIP, Performance-Based (3)	5/1/2023	1/29/2023	$33,775	$67,550	$101,325	$33,775	$67,550	$101,325	—	—	—	—
James F. Reath
2024 AIP (2)		4/27/2023	$40,877	$204,385	$306,577	—	—	—	—	—	—	—
2024-2026 LTIP, Time-Based (3)	5/1/2023	1/29/2023	—	$70,000	—	—	—	—	19,718	—	—	$70,000
2024-2026 LTIP, Performance-Based (3)	5/1/2023	1/29/2023	$35,000	$70,000	$105,000	$35,000	$70,000	$105,000	—	—	—	—
(1)
Performance-based awards under the LTIP plans are denominated in dollars at the service inception date and are accounted for as a liability during the performance period. The actual grant date of equity awards, if any, will occur only if the performance targets are achieved and only if the Compensation Committee were to decide to grant a portion or all of the award in the form of equity. For purposes of this table, it is assumed that any performance-based award earned under the 2024-2026 LTIP would be granted in a combination of 50% cash and 50% equity. See footnote 3 below for additional information on the 2024-2026 LTIP.
(2)
The threshold payout for each executive assumes the achievement of only the individual personal goals, the target payout assumes 100%, and the maximum payout assumes 150% of the payout targets under the 2024 AIP, with the exception of the maximum payout for Mr. Kanter which is 200%. See “Compensation Components and Fiscal 2024 Compensation Decisions - Performance-based annual incentive plan – 2024 AIP” for more information on the targets set under the 2024 AIP. The respective actual cash payment made to each of the Named Executive Officers under the 2024 AIP is included in the “Summary Compensation Table” for fiscal 2024.
(3)
Effective April 1, 2024, the Compensation Committee approved the performance target for the 2024-2026 LTIP. The performance-based awards represent 50% of the total potential payout under the 2024-2026 LTIP and assumes that 50% is payable in cash and 50% payable in equity. The amounts in the above table represent the dollar value of any future grant of cash and equity assuming a potential payout at threshold, target and maximum for each executive estimated based on achieving 50%, 100% and 150%, respectively, of the payout targets set by the Compensation Committee. The actual grant of equity will occur only if the performance targets are achieved and only if the Compensation Committee decides to grant a portion or all of the award in equity. The remaining 50% of the total potential payout under the 2024-2026 LTIP represents time-based awards, which were granted 50% cash and 50% in RSUs. The above table reflects the cash award and the RSUs that were granted on April 1, 2024. The cash award and the RSUs vest in four equal tranches, with the first tranche vesting on April 1, 2025 and the remaining tranches vesting on April 1, 2026, April 1, 2027, and April 1, 2028. See “Compensation Components and Fiscal 2024 Compensation Decisions - Long-term incentive plans - 2024-2026 Performance Period” above for more information on the targets.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards held by the Named Executive Officers at the end of fiscal 2024.

2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)		($)	Date	(#)		($)(1)	(#)		($)(1)
Harvey S. Kanter	—	—	—				—		—	573,000	(2)	182,086
	—	—	—				35,981	(3)	$97,868	—		—
	—	—	—				61,717	(4)	$167,870	—		—
	—	—	—				101,760	(5)	$276,787	—		—
	150,000	—	—	(6)	$0.64	6/10/2030	—		—	—		—
	442,040	—	—	(7)	$0.53	6/11/2030	—		—	—		—
	167,980	—	83,990	(8)	$0.69	3/8/2031	—		—	—		—
	70,843	—	—	(9)	$0.75	3/9/2031	—		—	—		—

Peter H. Stratton, Jr.	175,636	—	—	(7)	$0.53	6/11/2030	—		—	—		—
	55,758	—	18,586	(8)	$0.69	3/8/2031	—		—	—		—
	36,116	—	—	(9)	$0.75	3/9/2031	—		—	—		—
	—	—	—				9,121	(3)	$24,809	—		—
	—	—	—				15,644	(4)	$42,552	—		—
	—	—	—				25,795	(5)	$70,162	—		—

Anthony J. Gaeta	146,108	—	—	(7)	$0.53	6/11/2030	—		—	—		—
	41,642	—	13,880	(8)	$0.69	3/8/2031	—		—	—		—
	16,058	—	—	(9)	$0.75	3/9/2031	—		—	—		—
	—	—	—				5,664	(3)	$15,406	—		—
	—	—	—				9,716	(4)	$26,428	—		—
	—	—	—				19,718	(5)	$53,633	—		—

Robert S. Molloy	125,731	—	—	(7)	$0.53	6/11/2030	—		—	—		—
	32,934	—	17,645	(8)	$0.69	3/8/2031	—		—	—		—
	14,287	—	—	(9)	$0.75	3/9/2031	—		—	—		—
	—	—	—				6,728	(3)	$18,300	—		—
	—	—	—				11,540	(4)	$31,389	—		—
	—	—	—				19,028	(5)	$51,756	—		—

James F. Reath	2,267	—	—	(10)	$5.30	9/26/2032	—		—	—		—
	2,915	—	1,457	(10)	$5.30	9/26/2032	—		—	—		—
	—	—	—				5,166	(10)	$14,052	—		—
	—	—	—				10,947	(11)	$29,776	—		—
	—	—	—				11,959	(4)	$32,528	—		—
	—	—	—				19,718	(5)	$53,633	—		—

(1)
The value of shares was calculated using the closing price of our common stock of $2.72 on February 1, 2025.
(2)
This award represents an award granted to Mr. Kanter in August 2023 in connection with the extension of his employment agreement. The award will vest, if at all, in nine installments when the trailing 30-day volume-weighted average closing price of a share of the Company’s common stock meets or exceeds $6.50, $6.75, $7.00, $7.25, $7.50, $7.75, $8.00, $8.25 and $8.50, respectively, subject to a minimum one-year vesting from the date of grant. Any unvested PSUs will expire on August 11, 2026. The fair value of the PSUs at February 1, 2025 was determined using a Monte Carlo valuation model.
(3)
These awards represent the unvested portion of RSUs granted on April 9, 2022 in connection with our 2022-2024 LTIP. These awards vest in two remaining equal tranches on April 1, 2025 and April 1, 2026.
(4)
These awards represent the unvested portion of RSUs granted on May 1, 2023 in connection with our 2023-2025 LTIP. These awards vest in three remaining equal tranches on April 1, 2025, April 1, 2026 and April 1, 2027.
(5)
These awards represent RSUs granted on April 1, 2024 in connection with our 2024-2026 LTIP. These awards vest in four equal tranches on April 1, 2025, April 1, 2026, April 1, 2027 and April 1, 2028.
(6)
This award represents a discretionary grant of stock options to Mr. Kanter in fiscal 2020 that vested in three equal tranches.
(7)
These awards represent stock options granted on June 11, 2020 in connection with the time-based portion of our 2020-2022 LTIP. All remaining outstanding stock options are fully vested.
(8)
These awards represent stock options granted on March 8, 2021 in connection with the time-based portion of our 2021-2023 LTIP. The last tranche of these awards became fully vested on April 1, 2025.
(9)
These awards represent a discretionary grant of stock options on March 9, 2021 to Mr. Kanter and the active members of management who were participants in the 2018-2020 LTIP. All remaining outstanding stock options are fully vested.
(10)
These awards represent a pro-rata grant of stock options on September 26, 2022 to Mr. Reath in connection with his hiring related to the time-based portion of the 2020-2022 LTIP, the 2021-2023 LTIP and the 2022-2024 LTIP.
(11)
This award represents the unvested portion of Mr. Reath's new hire award, which will vest in October 2025.

Option Exercises and Stock Vested Table

The following table sets forth information for the Named Executive Officers with respect to the exercise of option awards and the vesting of stock awards during fiscal 2024.

2024 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of shares Vested (#)(2)	Value Realized on Vesting ($) (3)
Harvey S. Kanter	—	$—	38,562	$130,800
Peter H. Stratton, Jr.	—	$—	9,775	$33,156
Anthony J. Gaeta	—	$—	6,072	$20,596
Robert S. Molloy	20,000	$69,406	7,211	$24,459
James F. Reath	—	$—	17,515	$53,618

(1)
The “Value Realized on Exercise” is the market price of the underlying security on the date of exercise, minus the exercise cost. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.
(2)
The stock awards that vested during fiscal 2024 include the time-based awards granted under the 2022-2024 LTIP and the 2023-2025 LTIP. The stock awards that vested for Mr. Reath also include the second tranche of his new hire time-based award from fiscal 2022.
(3)
The “Value Realized on Vesting” is the market price of the underlying security on the date of vesting. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares or that the underlying shares were sold on the date of vesting. Furthermore, such value realized does not take into consideration individual income tax consequences.

EQUITY COMPENSATION PLAN INFORMATION

The following is a summary of information with respect to our equity compensation plans as of February 1, 2025:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	4,769,236	$0.65	(2)	7,481,525
Equity compensation plans not approved by security holders (3)	16,005	—		591,925
Total	4,785,241	$0.65		8,073,450

(1)
Includes 2,971,460 outstanding stock options, 761,081 outstanding RSUs, 573,000 outstanding PSUs and 479,900 outstanding deferred stock awards.
(2)
The weighted-average exercise price is calculated solely based upon outstanding stock options and excludes RSUs, PSUs and deferred stock awards.
(3)
Pursuant to the Director Plan, we have 1,500,000 shares authorized for stock issuances in lieu of cash director fees, of which 591,925 shares were available at February 1, 2025. The 16,005 shares outstanding represent RSUs issued in connection with inducement awards that remained outstanding at February 1, 2025.

Pension Benefits

None of our Named Executive Officers was a participant in any pension plan and, therefore, none has accumulated benefits.

Non-Qualified Deferred Compensation

We do not offer to our executive officers or employees any defined contribution or similar plan that provides for the deferral of compensation on a basis that is not tax-qualified. We offer a 401(k) savings plan to all of our employees eligible to participate, as further described below.

401(k) Plan

The Company has one defined contribution plan, the Destination XL Group, Inc. 401(k) Savings Plan (the “401(k) Plan”). Under the 401(k) Plan, the Company offers a QACA, with the Company matching 100% of the first 1% of deferred compensation and 50% of the next 5% (with a maximum contribution of 3.5% of eligible compensation). Employees who are 21 years of age or older are eligible to make deferrals after 6 months of employment and are eligible to receive a match from the Company after one year of employment and 1,000 hours. Our Named Executive Officers are eligible to participate in the 401(k) Plan, and the amount of any Company match to our Named Executive Officers is set forth above in the “All Other Compensation” table.

Certain Relationships and Related Transactions

No Related Party Transactions in Fiscal 2024. Since February 3, 2024, we have not had any relationships or transactions with any of our executive officers, directors, beneficial owners of more than 5% of our common stock or any immediate family member of such persons that were required to be reported pursuant to Item 404(a) of Regulation S-K. As permitted by SEC rules, discussion of employment relationships or transactions involving the Company’s executive officers and directors, and compensation solely resulting from such employment relationships or transactions, or service as a director of the Company, as the case may be, has been omitted to the extent disclosed in the “Executive Compensation” section or the “Director Compensation” section of this Proxy Statement, as applicable.

Review, Approval or Ratification of Transactions with Related Persons. Pursuant to its charter, the Audit Committee reviews all related-party transactions on an ongoing basis and, to the extent required by the Sarbanes-Oxley Act, the SEC or Nasdaq, all such transactions must be approved by the Audit Committee except as otherwise delegated by the Audit Committee to another independent body of the Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. The Reporting Persons are required to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of

Forms 3, 4 and 5 and amendments thereto furnished to us by our officers and directors during fiscal 2024, we believe that the Reporting Persons complied with all applicable Section 16(a) reporting requirements and that all required reports were filed in a timely manner, except that (i) Fund 1 Investments, LLC filed a late Form 3 on May 3, 2024 to report transactions dated March 21, 2024, (ii) Fund 1 Investments, LLC filed a late Form 4 on May 3, 2024 to report transactions dated March 28, 2024, April 12, 2024, April 23, 2024, April 25, 2024, April 26, 2024, April 29, 2024, and May 3, 2024, and (iii) each of Messrs. Gaeta, Kanter, Molloy, Reath and Stratton, Ms. Surette, John F. Cooney, and Stacey A. Jones filed a late Form 4 on April 10, 2024 to report RSUs that vested on April 1, 2024.

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required under the Dodd-Frank Act, and in accordance with the recommendation by our Board and approval by our stockholders in 2023 of an annual "Say-on-Pay" vote, the Board is providing stockholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

We seek to align the interests of our Named Executive Officers with the interests of our stockholders. The Compensation Committee focuses on total direct compensation paid to our executives, which includes both our annual and long-term incentive programs. A substantial portion of our Named Executive Officers' target compensation is performance based. As such, every year, the Compensation Committee reassesses the effectiveness of our incentive programs and continually adjusts the programs to align compensation with stockholder value. Furthermore, the Compensation Committee frequently consults with its outside compensation consultant to ensure that the compensation paid to our Named Executive Officers, as well as the structure of our incentive programs, is consistent with that of our identified peers.

The "Executive Compensation" section of this Proxy Statement, including the "Compensation Discussion and Analysis" section, provides a summary of our financial performance in fiscal 2024 and describes our executive compensation programs and the decisions made by the Compensation Committee with respect to compensation for fiscal 2024. We encourage you to read our “Compensation Discussion and Analysis” for a complete discussion of our executive compensation program, including detailed information about the fiscal 2024 compensation of our Named Executive Officers.

Our Board is asking stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC's compensation disclosure rules in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures. As an advisory vote, this proposal is not binding upon us or the Board. The Compensation Committee values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for executive officers. The affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting, in person or by proxy, is necessary to approve this proposal. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation rules of the SEC in the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion, is hereby APPROVED.”

Recommendation

The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by our stockholders, the Audit Committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending January 31, 2026, subject to completion of KPMG’s customary client acceptance procedures. KPMG has served as our independent registered public accounting firm since June 6, 2013.

Stockholder ratification of our independent registered public accounting firm is not required by our By-Laws or otherwise. However, we are submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment of such auditors, the Audit Committee will reconsider the selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in our best interest.

Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate stockholders' questions and to make any statements they consider appropriate.

The following table sets forth the fees accrued or paid to the Company’s independent registered accounting firm for fiscal 2024 and fiscal 2023:

	Fiscal 2024	Fiscal 2023
Audit Fees (1)	$1,084,576	$1,025,678
Audit-Related Fees	—	—
Tax Fees (2)	212,407	236,622
All Other Fees (3)	1,780	1,780
Total Fees	$1,298,763	$1,264,080

(1)
Audit Fees related to professional services rendered in connection with the audits of our financial statements included in our Annual Report on Form 10-K and services performed related to compliance with Section 404 of the Sarbanes-Oxley Act, reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings in each fiscal year.
(2)
Tax Fees related to professional services rendered in connection with income tax return preparation and compliance services.
(3)
All Other Fees related to an annual fee for access to an online accounting research tool.

Pre-Approval of Services by Independent Auditors

The Audit Committee has adopted a policy governing the provision of audit and non-audit services by our independent registered public accounting firm. Pursuant to this policy, the Audit Committee will consider annually and approve the provision of audit services (including audit, review and attest services) by our independent registered public accounting firm and consider and pre-approve the provision of certain defined permitted non-audit services within a specified dollar limit. It will also consider on a case-by-case basis and approve specific engagements that do not fit within the definition of pre-approved services or established fee limits, if appropriate. The policy provides that any proposed engagement that does not fit within the definition of a pre-approved service or is not within the fee limits must be presented to the Audit Committee for consideration at its next regular meeting or to the Chair of the Audit Committee in time sensitive cases. The Audit Committee will regularly review summary reports detailing all services (and related fees and expenses) being provided to us by the independent registered public accounting firm.

All of the services provided in fiscal 2024 and fiscal 2023 under Audit Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

Vote Needed for Approval

The affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting, in person or by proxy, is required for the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending January 31, 2026.

Recommendation

The Audit Committee and the Board of Directors recommend that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board and is responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. Our management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended February 1, 2025 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also oversees the review and assessment process of our internal control over financial reporting, including the framework used to evaluate the effectiveness of such internal controls.

The Audit Committee reviewed and discussed with KPMG LLP, our independent registered public accounting firm, which was responsible for expressing an opinion on the conformity of our audited consolidated financial statements for the fiscal year ended February 1, 2025 with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has discussed with KPMG LLP the firm’s independence from our management and our Company, including the matters in the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee also considered the compatibility of non-audit services with KPMG LLP’s independence.

The Audit Committee discussed with KPMG LLP the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls (including internal control over financial reporting), matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, and the overall quality of our financial reporting. The Audit Committee held six meetings during the fiscal year ended February 1, 2025.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025 for filing with the SEC.

Pursuant to Section 404 of the Sarbanes-Oxley Act, management was required to prepare as part of our Annual Report on Form 10-K for the fiscal year ended February 1, 2025 a report on its assessment of our internal control over financial reporting, including management’s assessment of the effectiveness of such internal controls. KPMG LLP issued an audit report relative to our internal control over financial reporting at February 1, 2025. During the course of the fiscal year ended February 1, 2025, management regularly discussed the internal control review and assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal controls, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit Committee also discussed this process with KPMG LLP. Management’s assessment report and KPMG LLP's audit report on our internal control over financial reporting were included as part of our Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

The Audit Committee is governed by a written charter, which can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com. The members of the Audit Committee are considered independent because they satisfy the independence requirements for Board members prescribed by Nasdaq listing standards and Rule 10A-3 of the Exchange Act.

THE AUDIT COMMITTEE
Lionel F. Conacher, Chair of the Audit Committee

Willem Mesdag

Ivy Ross

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to persons known to us to be the beneficial owners of more than 5% of the issued and outstanding shares of our common stock as of June 13, 2025. We were informed that, except as indicated, each person has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class (1)
AWM Investment Company, Inc. c/o Special Situations Funds 527 Madison Avenue, Suite 2600 New York, New York 10022	9,399,297	(2)	17.5%
Fund 1 Investments, LLC 100 Carr 115 Unit 1900 Rincon, Puerto Rico 00677	5,758,261	(3)	10.7%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	3,863,613	(4)	7.2%
Seymour Holtzman, Estate of 100 N Wilkes Barre Blvd. Wilkes Barre, PA 18702	3,667,591	(5)	6.8%
Nomura Holdings, Inc. 13-1, Nihonbashi 1-chome Chuo-ku Tokyo 103-8645, Japan	2,808,157	(6)	5.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,801,445	(7)	5.2%
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options and warrants held by that person that are currently exercisable, or that become exercisable within 60 days, and shares of deferred stock are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 53,815,004 shares of our common stock outstanding as of June 13, 2025.
(2)
Based on Amendment No. 4 to Schedule 13G dated February 14, 2025. AWM Investment Company, Inc. ("AWM") is the investment adviser to Special Situations Fund III QP, L.P. (“SSFQP”), Special Situations Cayman Fund, L.P. (“SSCF”) and Special Situations Private Equity Fund, L.P. (“SSPE,” and together with SSFQP and SSCF, “the Funds”). Of these shares (i) 5,729,930 shares are held directly by SSFQP, (ii) 1,799,797 shares are held directly by SSCF and (iii) 1,869,570 shares are held directly by SSPE. As the investment adviser to the Funds, AWM holds sole voting and investment power over these shares.
(3)
Based on Amendment No. 5 to Schedule 13D dated January 22, 2025.
(4)
Based on Schedule 13G dated January 29, 2024. BlackRock Inc. had sole voting power for 3,779,796 shares and sole dispositive power for 3,863,613 shares.
(5)
Based on Amendment No. 63 to Schedule 13D dated January 12, 2023. Of these shares, 278,733 shares are held by Jewelcor Management, Inc. Mr. Holtzman is the chairman, chief executive officer and president and, together with his wife, indirectly, the majority shareholder of Jewelcor Management, Inc.
(6)
Based on Schedule 13G, dated February 14, 2025. Nomura Global Financial Products, Inc., a wholly-owned subsidiary of Nomura Holdings, Inc., possesses shared voting and dispositive power for 2,808,157 shares.
(7)
Amount reported in the table is based on information contained in a Form 13F filed by The Vanguard Group on May 9, 2025 for the quarter ended March 31, 2025. A Schedule 13G, dated January 30, 2025, indicated that The Vanguard Group had beneficial ownership of 2,824,847 shares, of which The Vanguard Group possessed shared dispositive power for 42,882 shares, sole dispositive power for 2,781,965 shares of common stock and shared voting power of 23,572 shares.

Security Ownership of Management

The following table sets forth certain information as of June 13, 2025, with respect to our directors, our Named Executive Officers (as defined above under “Compensation Discussion and Analysis”) and our directors and current executive officers as a group. Except as indicated, each person has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable.

Name and Title	Number of Shares Beneficially Owned		Percent of Class (1)
Lionel F. Conacher	341,046	(2)	*
Chairman of the Board
Harvey S. Kanter	1,397,279	(3)	2.6%
President and Chief Executive Officer and Director
Peter H. Stratton, Jr.	539,484	(4)	1.0%
Executive Vice President, Chief Financial Officer and Treasurer
Anthony J. Gaeta	380,944	(5)	*
Chief Stores and Real Estate Officer
Robert S. Molloy	450,185	(6)	*
General Counsel and Secretary
James F. Reath	35,484	(7)	*
Chief Marketing Officer
Jack Boyle, Director	545,893	(2)	1.0%
Carmen R. Bauza, Director	82,542		*
Willem Mesdag, Director	3,118,067	(8)	5.7%
Ivy Ross, Director	238,758		*
Elaine K. Rubin, Director	149,830		*
Directors and executive officers as a group (14 persons)	8,049,364	(9)	14.3%

*Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options and warrants held by that person that are currently exercisable, or that become exercisable within 60 days, and shares of deferred stock are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 53,815,004 shares of our common stock outstanding as of June 13, 2025.
(2)
Includes 15,000 shares subject to stock options exercisable within 60 days.
(3)
Includes 914,853 shares subject to stock options exercisable within 60 days.
(4)
Includes 286,096 shares subject to stock options exercisable within 60 days.
(5)
Includes 217,688 shares subject to stock options exercisable within 60 days.
(6)
Includes 190,597 shares subject to stock options exercisable within 60 days.
(7)
Includes 6,639 shares subject to stock options exercisable within 60 days.
(8)
Includes 524,309 shares of deferred stock receivable upon Mr. Mesdag’s separation from the Board. Mr. Mesdag is the president, sole executive officer, sole director and sole shareholder of Red Mountain Capital Management, Inc. Of the 2,593,758 shares owned, (i) 420,286 shares are held by the Mesdag Family Limited Partnership, (ii) 97,529 shares are held by the Mesdag Family Foundation, (iii) 44,746 shares are held by the 2012 Mesdag Trust, (iv) 1,763,373 shares are held by Red Mountain Capital Partners LLC, and (v) 267,824 shares are held by Red Mountain Capital Management Inc. Mr. Mesdag disclaims beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein.
(9)
Includes 2,121,759 shares subject to stock options exercisable within 60 days and 524,309 shares of deferred stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The address of this website is http://www.sec.gov.

Access to this information, as well as other information on our Company, is also available on our website at https://investor.dxl.com. We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended February 1, 2025, as filed with the SEC, including the financial statements and schedules thereto. A request for a copy of such report should be directed to Destination XL Group, Inc., 555 Turnpike Street, Canton, Massachusetts 02021, Attention: Investor Relations.

SOLICITATION

We will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain of our officers, directors and employees without extra compensation, by telephone, facsimile or personal interview. We have retained D.F. King & Company, Inc., for a fee not to exceed $7,000, to aid in solicitation of proxies.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders in question. If you are one of a number of stockholders sharing a single address and would like to receive a separate copy of this Proxy Statement or if you would like to request that we send you a separate copy of annual reports or proxy statements, as applicable, in the future, please contact us at 555 Turnpike Street, Canton, Massachusetts 02021, by telephone at (781) 828-9300 or under “Company Overview – Contact Us” on the Investor Relations page of our website at https://investor.dxl.com. We will send you a copy of this Proxy Statement promptly after we receive your request.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in our Proxy Statement. Under the rules of the SEC, in order for any stockholder proposal to be included in our proxy statement and proxy card for presentation at the 2026 Annual Meeting of Stockholders, the proposal must be received by the Secretary of our Company at our principal executive offices by March 2, 2026 (120 days before the anniversary of the date this Proxy Statement is being mailed to our stockholders).

Other Stockholder Proposal.: Our By-Laws provide that for business to be properly brought before an Annual Meeting of Stockholders (or any Special Meeting in lieu of Annual Meeting of Stockholders), a stockholder must: (i) give timely written notice to the Secretary of our Company describing any proposal to be brought before such meeting; and (ii) be present at such Annual Meeting, either in person or by a representative. Such procedural requirements are fully set forth in Section 3.13 of our By-Laws. A stockholder’s notice will be timely if delivered to, or mailed to and received by, us not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the “Anniversary Date”). To bring an item of business before the 2026 Annual Meeting of Stockholders, a stockholder must deliver the requisite notice of such item to the Secretary of our Company not before April 9, 2026 or after May 9, 2026. In the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, however, a stockholder’s notice will be timely delivered to, or mailed to, and received by, us not later than the close of business on the later of (a) the 90th day prior to the scheduled date of such Annual Meeting or (b) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by us. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2026 Annual Meeting of Stockholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our By-Laws and must include the information in the notice required by our By-Laws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board maintains a process for stockholders to communicate with them. Stockholders wishing to communicate with our Board should direct their communications to: Secretary of the Company, Destination XL Group, Inc., 555 Turnpike Street, Canton, Massachusetts 02021. Any such communication must state the number of shares beneficially owned by the stockholder sending the communication. The Secretary will forward such communication to all of the members of the Board or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, then the Secretary has the authority to discard the communication or take appropriate legal action in response to the communication.

OTHER MATTERS

As of this date, our management knows of no business which may properly come before the Annual Meeting other than that stated in the Notice of Annual Meeting of Stockholders. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons voting them.

DESTINATION XL GROUP, INC.
Notice of 2025 Annual Meeting of
Stockholders and Proxy Statement
Thursday, August 7, 2025
11:30 A.M. local time

Destination XL Group, Inc.

555 Turnpike Street

Canton, Massachusetts 02021

Please sign your proxy and
return it in the enclosed
postage-paid envelope so
that you may be represented
at the Annual Meeting.

ANNUAL MEETING OF STOCKHOLDERS OF

DESTINATION XL GROUP, INC.

August 7, 2025

GO GREEN

e-consent makes it easy to go paperless. With e-consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 7, 2025:

The Proxy Statement and 2025 Annual Report to Stockholders are available at https://investor.dxl.com/financial-information/annual-reports.

PLEASE SIGN, DATE AND MAIL

YOUR PROXY CARD IN THE ENVELOPE

PROVIDED AS SOON AS POSSIBLE.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	Election of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW.

		For	Against	Abstain

	Lionel F. Conacher	☐	☐	☐

	Harvey S. Kanter	☐	☐	☐

	Carmen R. Bauza	☐	☐	☐

	Jack Boyle	☐	☐	☐

	Willem Mesdag	☐	☐	☐

	Ivy Ross	☐	☐	☐

	Elaine K. Rubin	☐]	☐	☐

2.	To approve, on an advisory basis, named executive officer compensation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.	For ☐	Against ☐	Abstain ☐

		For	Against	Abstain
3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending January 31, 2026. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.	☐	☐	☐

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, IT WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFIC DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE, AND “FOR” EACH OF THE OTHER PROPOSALS. RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF DESTINATION XL GROUP, INC. DATED June 30, 2025.

☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

MARK “X” HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.		☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Stockholder	Date	Signature of Stockholder	Date

DESTINATION XL GROUP, INC.

555 Turnpike Street

Canton, Massachusetts 02021

This Proxy Is Solicited On Behalf Of The Board Of Directors

For The Annual Meeting Of Stockholders To Be Held On August 7, 2025

The undersigned stockholder(s) of Destination XL Group, Inc. (the “Company”) hereby appoint(s) Lionel F. Conacher and Harvey S. Kanter, and each of them, as proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, August 7, 2025 at 11:30 A.M. local time at the corporate offices of the Company, 555 Turnpike Street, Canton, Massachusetts 02021, and any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, as set forth on the reverse hereof, upon the matters set forth thereon and more fully described in the Notice and Proxy Statement for the Annual Meeting, and, in their discretion, upon all such other matters as may properly come before the Annual Meeting. The undersigned hereby revoke(s) all proxies, if any, hitherto given by the undersigned for the Annual Meeting.
(Continued and to be signed on reverse side.)